                                                                    STATEMENT OF
                                                          ADDITIONAL INFORMATION

                                                               DATED MAY 1, 2004

                          JPMORGAN MULTI-MANAGER FUNDS
                        J.P. MORGAN FLEMING SERIES TRUST

                  JPMORGAN MULTI-MANAGER SMALL CAP GROWTH FUND
                   JPMORGAN MULTI-MANAGER SMALL CAP VALUE FUND

     This Statement of Additional Information ("SAI") is not a prospectus, but contains additional information which should be read in conjunction with the Prospectus (the "Prospectus") dated May 1, 2004 for the JPMorgan Multi-Manager Small Cap Growth Fund and JPMorgan Multi-Manager Small Cap Value Fund (each a "Fund," collectively the "Funds") as supplemented from time to time. The Prospectus is available, without charge upon request by contacting J.P. Morgan Fund Distributors, Inc., the Funds' distributor ("JPMFD" or the "Distributor") at 522 Fifth Avenue, New York, NY 10036.

     For more information about your account and financial statements, simply call or write the JPMorgan Funds Service Center at:

                          JPMorgan Funds Service Center
                                 P.O. Box 219392
                           Kansas City, MO 64121-9392
                                 1-800-348-4782

                                                                  SAI-MMSCGV-203

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
TABLE OF CONTENTS                                                           PAGE
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
General                                                                        3
Fundamental Investment Policies                                               11
Trustees and Principal Officers of the Trust                                  13
The Adviser & Subadvisers                                                     22
Administrator and Sub-Administrator                                           25
Distributor                                                                   26
Shareholder Servicing Agents                                                  26
Transfer Agent                                                                27
Custodian                                                                     27
Financial Professionals                                                       28
Independent Accountants                                                       28
Expenses                                                                      28
Computation of Total Return                                                   29
Purchases, Redemptions and Exchanges                                          30
Dividends and Distributions                                                   31
Net Asset Value                                                               32
Distributions and Tax Matters                                                 33
Portfolio Transactions and Brokerage                                          37
Massachusetts Trust                                                           40
Description of Shares                                                         40
Financial Statements                                                          44
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                                     GENERAL

     JPMorgan Multi-Manager Small Cap Growth Fund ("Multi-Manager Small Cap Growth Fund") and JPMorgan Multi-Manager Small Cap Value Fund ("Multi-Manager Small Cap Value Fund") (each a "Fund" and collectively, the "Funds") are each a series of J.P. Morgan Fleming Series Trust (the "Trust"), an open-end management investment company formed as a Massachusetts business trust on December 23, 2002. The Funds are non-diversified as defined in the Investment Company Act of 1940. Each Fund is managed by J.P. Morgan Investment Management Inc. (the "Adviser"). Decisions concerning the investment and reinvestment of the assets of each Fund will normally be made by at least three investment managers (each, a "Subadviser"), each of which will be responsible for advising a separate portion of the Fund's assets. JPMIM will also directly manage certain portions of the Multi-Manager Small Cap Value Fund in place of a Subadviser. The Subadvisers will consist of professional investment advisers selected by the Adviser subject to the review and approval of the Trust's Board of Trustees. In choosing Subadvisers, the Adviser will seek to obtain, within each Fund's overall objective, a variety of stock selection processes and methodologies. The Trustees of the Trust have authorized the issuance and sale of Shares for the Funds.

     This SAI describes the financial history, investment strategies and policies, management and operation of each of the Funds in order to enable investors to select the Fund or Funds which best suit their needs.

     This Statement of Additional Information provides additional information with respect to the Funds and should be read in conjunction with the Funds' current Prospectus. Capitalized terms not otherwise defined herein have the meanings accorded to them in the Prospectus. The Funds' executive offices are located at 522 Fifth Avenue, New York, NY 10036.

     Investments in the Funds are not deposits or obligations of, or guaranteed or endorsed by, JPMorgan Chase Bank, an affiliate of the Advisers or any other bank. Shares of the Funds are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. An investment in a Fund is subject to risk that may cause the value of the investment to fluctuate, and when the investment is redeemed, the value may be higher or lower than the amount originally invested by the investor.

                      INVESTMENT POLICIES AND RESTRICTIONS

     The Prospectus sets forth the investment objectives and policies of the Funds. The following information supplements and should be read in conjunction with the related sections of the Prospectus.

     EQUITY SECURITIES. The equity securities in which the Funds may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

     Preferred stock are securities that represent an ownership interest in a corporation and that give the owner a prior claim over common stock on the corporation's earnings or assets.

     The convertible securities in which the Funds may invest include any debt securities or preferred stock, which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

     The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors but senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors but senior to the claims of common shareholders.

     DEPOSITARY RECEIPTS. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") or other similar securities of foreign issuers. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include

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American Depositary Shares and New York Shares. EDRs are receipts issued by a
European financial institution. GDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs, GDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security.

     Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities.

     BANK OBLIGATIONS. Each of the Funds may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associates and savings banks which have more than $1 billion in total assets (the "Asset Limitation") and are organized under the laws of the United States or any state, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Funds will not invest in obligations for which the Adviser, or any of its affiliates, is the ultimate obligor or accepting bank. Each of the Funds may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank, or the World Bank).

     Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of United States banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which a Fund cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.

     Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation. Investors should also be aware that securities of foreign banks and foreign branches of United States banks may involve foreign investment risks in addition to those relating to domestic bank obligations.

     COMMERCIAL PAPER. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

     CORPORATE REORGANIZATIONS. In general, reorganization securities are securities that are the subject of a tender or exchange offer or proposal to sell at a premium to their historic market price immediately prior to the announcement of the offer or proposal. The increased market price of these securities may

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also discount what the stated or appraised value of the security would be if the contemplated action were approved or consummated. These investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of these contingencies requires unusually broad knowledge and experience on the part of the Adviser that must appraise not only #the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction, but also the financial resources and business motivation of the offeror as well as the dynamics of the business climate when the offer or proposal is in progress. Investments in reorganization securities may tend to increase the turnover ratio of a Fund and increase its brokerage and other transaction expenses.

     FORWARD COMMITMENTS. Each of the Funds may purchase securities on a forward commitment basis. In order to invest a Fund's assets immediately while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission ("SEC") concerning such purchases. Since that policy currently recommends that an amount of a Fund's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of such Fund consisting of cash or liquid securities equal to the amount of such Fund's commitments will be established with such Fund's custodian. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the respective Fund.

     Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the respective Fund's portfolio are subject to changes in value based upon the public's perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the respective Fund will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, sale of the forward commitment securities themselves (which may have a value greater or lesser than such Fund's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund from recovering the collateral or completing the transaction.

     To the extent a Fund engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

     FLOATING AND VARIABLE RATE SECURITIES; PARTICIPATION CERTIFICATES. Floating and variable rate demand instruments permit the holder to demand payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or insurance issued with respect to such instrument. While there is usually no established secondary market for issues of these types of securities, the dealer that sells an issue of such security frequently will also offer to repurchase the securities at any time at a repurchase price which varies and may be more or less than the amount the holder paid for them.

     The terms of these types of securities provide that interest rates are adjustable at intervals ranging from daily to up to six months and the adjustments are based upon the prime rate of a bank or other short-term rates, such as Treasury Bills or LIBOR (London Interbank Offered Rate), as provided in the respective

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instruments. The Adviser will decide which floating or variable rate securities to purchase in accordance with procedures prescribed by Board of Trustees of the Trust in order to minimize credit risks.

     The securities in which certain Funds may be invested include participation certificates issued by a bank, insurance company or other financial institution in securities owned by such institutions or affiliated organizations ("Participation Certificates"). A Participation Certificate gives a Fund an undivided interest in the security in the proportion that the Fund's participation interest bears to the total principal amount of the security and generally provides the demand feature described below. Each Participation Certificate is backed by an irrevocable letter of credit or guarantee of a bank (which may be the bank issuing the Participation Certificate, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the Participation Certificate) or insurance policy of an insurance company that the Board of Trustees of the Trust has determined meets the prescribed quality standards for a particular Fund.

     A Fund may have the right to sell the Participation Certificate back to the institution issuing the Participation Certificate and draw on the letter of credit or insurance on demand after the prescribed notice period, for all or any part of the full principal amount of the Fund's participation interest in the security, plus accrued interest. The institution issuing the Participation Certificates would retain a service and letter of credit fee and a fee for providing the demand feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the Participation Certificate purchased by a Fund. The total fees would generally range from 5% to 15% of the applicable prime rate or other short-term rate index. With respect to insurance, a Fund will attempt to have the issuer of the Participation Certificate bear the cost of any such insurance, although the Funds retain the option to purchase insurance if deemed appropriate. Obligations that have a demand feature permitting a Fund to tender the obligation to a foreign bank may involve certain risks associated with foreign investment. A Fund's ability to receive payment in such circumstances under the demand feature from such foreign banks may involve certain risks such as future political and economic developments, the possible establishments of laws or restrictions that might adversely affect the payment of the bank's obligations under the demand feature and the difficulty of obtaining or enforcing a judgment against the bank.

     The Adviser has been instructed by the Board of Trustees to monitor on an ongoing basis the pricing, quality and liquidity of the floating and variable rate securities held by the Funds, including Participation Certificates, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Funds may subscribe. Although these instruments may be sold by a Fund, it is intended that they be held until maturity.

     Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly "prime rates" charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the floating or variable rate nature of the underlying floating or variable rate securities should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. A Fund's portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law, limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks' "prime rates" or other short-term rate adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

     The maturity of variable rate securities is deemed to be the longer of (i) the notice period required before a Fund is entitled to receive payment of the principal amount of the security upon demand, or (ii) the period remaining until the security's next interest rate adjustment.

     FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. A Fund may enter into futures contracts on financial instruments, and may also enter into options on such futures contracts. Futures contracts are agreements by a party to purchase or sell a specified quantity of a financial instrument on a specified date,

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or to make or receive a payment based on the difference between a specified value of a financial instrument and its value on the settlement date of the contract. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. Financial instruments for this purpose include equity and fixed income securities, foreign currencies and exchange rates, interest rates, and groups or indexes relating to any of the foregoing. A Fund may use futures contracts and options on such contracts to hedge securities positions, including to offset changes in the value of securities held or expected to be acquired and to reduce the Fund's exposure to foreign currency fluctuations or interest rate risk. A Fund will reduce the risk that it will be unable to close out a futures contract by only entering into futures contracts which are traded on futures exchanges. In addition, a Fund will only sell futures contracts and options on futures contracts when it owns positions it expects to fluctuate in value similarly to the instrument, index or currency underlying the relevant futures contract.

     No price is paid upon entering into futures contracts. Instead, a Fund is required to deposit an amount of cash or U.S. Treasury securities known as "initial margin." Subsequent payments, called "variation margin," to and from the broker, would be made on a daily basis as the value of the futures position varies (a process known as "marking to market"). The margin is in the nature of a performance bond or good faith deposit on a futures contract.

     There are risks associated with these activities, including the following:

          (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates;

          (2) there may be an imperfect or no correlation between the changes in market value of the securities held by a Fund and the prices of futures and options on futures;

          (3) there may not be a liquid secondary market for a futures contract or option;

          (4) trading restrictions or limitations may be imposed by an exchange; and

          (5) government regulations may restrict trading in futures contracts and futures options.

     Some strategies reduce a Fund's exposure to price fluctuations, while others tend to increase its market exposure. Futures and options on futures can be volatile instruments and involve certain risks that could negatively impact a Fund's return.

     In order to avoid leveraging and related risks, when a Fund purchases futures contracts, it will collateralize its position by depositing an amount of cash or liquid securities, equal to the market value of the futures positions held, less margin deposits, in a segregated account with its custodian. Collateral equal to the current market value of the futures position will be marked to market on a daily basis.

     The Fund will limit its use of futures contracts and options on futures contracts so that it will not be a "commodity pool operator" for purposes of the Federal commodities laws.

     ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Fund may not acquire any illiquid securities if, as a result thereof, more than 15% of its net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Fund may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act"), and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Fund. The price the Fund pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity. Illiquid securities include demand instruments with demand notice periods exceeding seven days, securities for which there is no active secondary market, and repurchase agreements with durations or maturities over seven days in length.

     The Fund may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Adviser and approved by the Trustees. The Trustees will monitor the Adviser's implementation of these guidelines on a periodic basis.

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     As to illiquid investments, the Fund is subject to a risk that should the
Fund decide to sell them when a ready buyer is not available at a price the Fund deems representative of their value, the value of the Fund's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act, before it may be sold, the Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell.

     INVESTMENT GRADE DEBT SECURITIES. The Funds may invest in investment grade debt securities. Investment grade debt securities are securities rated in the category BBB or higher by Standard & Poor's Corporation ("S&P") or Baa or higher by Moody's Investor Service, Inc. ("Moody's"), or the equivalent by another national rating organization, or, if unrated, determined by the Adviser to be of comparable quality.

     MONEY MARKET INSTRUMENTS. Money market instruments are high quality, dollar-denominated, short-term debt securities. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations #with outstanding high quality commercial paper ratings; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

     OPTIONS. A put option gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. The initial purchase (sale) of an option contract is an "opening transaction." In order to close out an option position, a Fund may enter into a "closing transaction," which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If a Fund is unable to effect a closing transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Fund delivers the security upon exercise.

     A Fund may purchase put and call options to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Fund may seek to purchase in the future. A Fund purchasing put and call options pays a premium therefor. If price movements in the underlying securities are such that exercise of the options would not be profitable for a Fund, loss of the premium paid may be offset by an increase in the value of the Fund's securities or by a decrease in the cost of acquisition of securities by the Fund.

     A Fund may write covered call options as a means of increasing the yield on its funds and as a means of providing limited protection against decreases in its market value. When a Fund sells an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Fund will realize as profit the premium received for such option. When a call option written by a Fund is exercised, the Fund will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option written by a Fund is exercised, the Fund will be required to purchase the underlying securities at the strike price, which may be in excess of the market value of such securities.

     A Fund may purchase and write options on an exchange or over-the-counter. Over-the-counter options ("OTC options") differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker. It is the position of the SEC that OTC options are generally illiquid.

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     A Fund may purchase and write put and call options on foreign currencies
(traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to exchange rates. Call options on foreign currency written by a Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by a Fund, the Fund will establish a segregated account with its custodian consisting of cash or liquid securities in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

     A Fund may purchase and write put and call options on indices and enter into related closing transactions. Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities. A Fund may choose to terminate an option position by entering into a closing transaction. The ability of a Fund to enter into closing transactions depends upon the existence of a liquid secondary market for such transactions.

     All options written on indices must be covered. When a Fund writes an option on an index, it will establish a segregated account containing cash or liquid securities with its custodian in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.

     Risks associated with options transactions include the following: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements #in interest rates; (2) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

     REITs. Each of the Funds may invest in common stocks or other securities issued by Real Estate Investment Trusts ("REITs"). REITs invest their capital primarily in income-producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to its shareholders or unit holders if it complies with regulatory requirements relating to its organization, ownership, assets and income, and with a regulatory requirement that it distribute to its shareholders or unit holders at least 95% of its taxable income for each taxable year. Generally, REITs can be classified as Equity REITs, Mortgage REITs or Hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains from appreciation realized through property sales. Equity REITs are further categorized according to the types of real estate securities they own, e.g., apartment properties, retail shopping centers, office and industrial properties, hotels, health care facilities, manufactured housing and mixed-property types. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity and Mortgage REITs.

     A shareholder in a Fund that invests in REITs will bear not only his proportionate share of the expenses of the Fund, but also, indirectly, the management expenses of underlying REITs. REITs may be affected by changes in the value of their underlying properties and by defaults by borrowers or tenants. Mortgage REITs may be affected by the quality of the credit extended. Furthermore, REITs are dependent on specialized management skills. Some REITs may have limited diversification and may be subject to risks inherent in investments in a limited number of properties, in a narrow geographic area, or in a single property type. REITs depend generally on their ability to generate cash flow to make distributions to shareholders or unit holders, and may be subject to defaults by borrowers and to self-liquidations. In addition, the performance of a REIT may be affected by its failure to qualify for tax-free pass-through of income, or its failure to maintain exemption from registration under the 1940 Act.

     INVESTMENT COMPANY SECURITIES. Securities of certain other investment companies, including exchange-traded funds, may be acquired by the Funds to the extent permitted under the 1940 Act or any order pursuant thereto. These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of a Fund's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of a Fund's total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by a Fund. As a shareholder of another investment company, a Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that a Fund bears directly in connection with its own operations.

     The SEC has granted an exemptive order permitting each Fund to invest its uninvested cash in any affiliated money market funds. The order sets the following conditions: (1) a Fund may invest in one or more of the permitted money market funds up to an aggregate limit of 25% of its assets; and (2) the Adviser will waive and/or reimburse its advisory fee from a Fund in an amount sufficient to offset any doubling up of investment advisory, administration and shareholder servicing fees.

     REPURCHASE AGREEMENTS. A Fund may enter into repurchase agreements with brokers, dealers or banks that meet the Adviser's credit guidelines. Repurchase agreements are agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller (a member bank of the Federal Reserve System or primary securities dealer as recognized by the Federal Reserve Bank of New York) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

     The repurchase agreements entered into by a Fund will provide that the underlying security at all times shall have a value at least equal to 100% of the dollar amount invested by the Funds under the agreement (the Adviser monitors compliance with this requirement). Under all repurchase agreements entered into by a Fund, the Trust's custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale, including accrued interest, are less than the resale price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, a Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and is required to return the underlying security to the seller's estate.

     SUPRANATIONAL OBLIGATIONS. Supranational organizations, include organizations such as The World Bank, which was chartered to finance development projects in developing member countries; the European Union, which is a fifteen-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations of the Asian and Pacific regions.

     U.S. GOVERNMENT AGENCY OBLIGATIONS. Certain Federal agencies, such as the Government National Mortgage Association ("GNMA"), have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported by the credit of the instrumentality (e.g., Fannie Mae securities).

     U.S. GOVERNMENT SECURITIES. Bills, notes and bonds issued by the U.S. government and backed by the full faith and credit of the United States.

     U.S. TREASURY OBLIGATIONS. Bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the federal book-entry system known as Separately Traded Registered Interested and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

     WARRANTS AND RIGHTS. Warrants basically are options to purchase equity securities at a specified price for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants but normally have a shorter duration and are distributed directly by the issuer to shareholders. Rights and warrants have no voting rights, receive no dividends, and have no rights with respect to the assets of the issuer.

     SECURITIES LENDING. In order to generate additional income, a Fund may lend its securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets taken at market value, pursuant to agreements that require that the loan be continuously secured by collateral consisting of cash or securities of the U.S. government or its agencies equal to at least 100% of the market value of the loaned securities. A Fund continues to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily.

     There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

     WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. When-issued or delayed delivery securities are subject to market fluctuations due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its investment portfolio, a Fund may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.

     ZERO COUPON SECURITIES. Zero coupon obligations are debt securities that do not bear any interest, but instead are issued at a discount from par. The value of a zero coupon obligation increases over time to reflect the interest accrued. Such obligations will not result in the payment of interest until maturity, and will have greater price volatility than similar securities that are issued at par and pay interest periodically.

                               PORTFOLIO TURNOVER

     The table below sets forth the Funds' portfolio turnover rates for the period noted. A rate of 100% indicates that the equivalent of all of the Fund's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See "Distributions and Tax Matters" below.

                                                                    FEBRUARY 28, 2003*
                                                                          THROUGH
                                                                     DECEMBER 31, 2003
                                                                    ------------------
Multi-Manager Small Cap Growth Fund                                          138%
Multi-Manager Small Cap Value Fund                                            34%


     * The Multi-Manager Funds commenced operations on 2/28/03.

                       FUNDAMENTAL INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Trust with respect to each Fund. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a majority of the outstanding voting securities of the Fund. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

     Each Fund:

          (1) May not purchase any security which would cause the Fund to concentrate its investments in the securities of issuers primarily engaged in any particular industry except as permitted by the SEC; however, each Fund may, from time to time, invest 25% or more of its total assets in issuers that operate in a single industry sector (that is, issuers with principal business activities in different, but related, industries);

          (2) May not issue senior securities, except as permitted under the Investment Company Act of 1940 or any rule, order or interpretation thereunder;

          (3) May not borrow money, except to the extent permitted by applicable law;

          (4) May not underwrite securities of other issuers, except to the extent that the Fund, in disposing of Fund securities, may be deemed an underwriter within the meaning of the Securities Act of 1933;

          (5) May not purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may (a) invest in securities or other instruments directly or indirectly secured by real estate, (b) invest in securities or other instruments issued by issuers that invest in real estate and make direct investments in mortgages;

          (6) May not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities; and

          (7) May make loans to other persons, in accordance with the Fund's investment objective and policies and to the extent permitted by applicable law.

                    NON-FUNDAMENTAL INVESTMENT RESTRICTIONS.

     The investment restrictions described below are not fundamental policies of the Funds and may be changed by their Trustees. These non-fundamental investment policies require that each of the Funds:

          (i) May not acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Fund's net assets would be in investments which are illiquid;

          (ii) May not purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued or delayed delivery securities, or to short sales that are covered in accordance with SEC rules; and

          (iii) May not acquire securities of other investment companies, except as permitted by the 1940 Act or any order pursuant thereto.

     There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

     For purposes of fundamental investment restrictions regarding industry concentration, JPMIM may classify issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports with the Securities and Exchange Commission or other sources. In the absence of such classification or if JPMIM determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, JPMIM may classify an issuer accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly-owned finance companies may be considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

           TRUSTEES AND PRINCIPAL OFFICERS OF THE TRUST AND THE FUNDS

     The management and affairs of the Trust are supervised by the Board of Trustees under the laws of the Commonwealth of Massachusetts. The Trustees and Officers of the Trust and their principal occupations during the past five years, addresses and year of birth are set forth below. Each may have held other positions with the named companies during that period. The Trust pays the fees to unaffiliated Trustees for their service as trustees. Unless otherwise noted, the business address of each Trustee and each Officer is 522 Fifth Avenue, New York, New York 10036.

                                    TRUSTEES

     The Trustees of the Trust are responsible for the management and supervision of each Fund. The Trustees approve all significant agreements with those companies that furnish services to the Funds. These companies are as follows:

J.P. Morgan Investment Management Inc                         Investment Adviser
J.P. Morgan Fund Distributors, Inc                            Distributor
J.P. Morgan Chase Bank                                        Administrator
J.P. Morgan Chase Bank                                        Custodian

     The Trustees of the Trust, their business addresses, dates of birth and their principal occupations during the past five years are set forth below.

     The following table contains basic information regarding the Trustees that oversee operations of the Trust and other investment companies within the JPMorgan Funds complex.

                                                               NUMBER OF PORTFOLIOS/        OTHER DIRECTORSHIPS
NAME (YEAR OF BIRTH);                                            FUNDS IN JPMORGAN             HELD OUTSIDE
POSITIONS WITH                   PRINCIPAL OCCUPATION(S)          FUND COMPLEX(1)                JPMORGAN
THE FUNDS (SINCE)                  DURING PAST 5 YEARS          OVERSEEN BY TRUSTEE           FUND COMPLEX(1)
---------------------------------------------------------------------------------------------------------------------
NON-INTERESTED TRUSTEES

Cheryl Ballenger (1956);     Mathematics Teacher, Round              7                None
Trustee (since 2003)         Lake High School; formerly
                             Executive Vice President and
                             Chief Financial Officer, Galileo
                             International Inc.

John R. Rettberg (1937);     Retired; formerly Corporate Vice        7                Director of Enalasys, Corp.,
Trustee (since 2003)         President and Treasurer,                                 Pepperdine University, VariLite
                             Northrop Grumman Corporation                             International Corp.

John F. Ruffle (1937); Lead  Retired; formerly Director and          7                Director of American Shared
Trustee (since 2003)         Vice Chairman, J.P. Morgan                               Hospital Services
                             Chase & Co.

Ken Whipple, Jr. (1934);     Chairman and CEO, CMS                   7                Director of CMS Energy
Trustee (since  2003)        Energy; formerly Executive Vice                          Corporation, Consumers Energy
                             President, Ford Motor Company;                           Company and AB Volvo
                             President, Ford Financial
                             Services Group; Chairman &
                             CEO, Ford Motor Credit
                             Company

(1) A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. The JPMorgan Fund Complex for which the Trustees serve includes 2 investment companies.

     The following table shows the dollar range of each Trustee's beneficial ownership as of December 31, 2003, in each fund, including the Funds, that the Trustee oversees and each Trustee's aggregate ownership in any funds that the Trustee oversees in the JPMorgan Family of Investment Companies(1):


                                                DOLLAR RANGE OF              AGGREGATE DOLLAR RANGE
                                               EQUITY SECURITIES            OF EQUITY SECURITIES IN
NAME OF TRUSTEE                                  IN THE FUNDS      JPMORGAN FAMILY OF INVESTMENT COMPANIES(1)
---------------                                -----------------   ------------------------------------------
NON-INTERESTED TRUSTEES
Cheryl Ballenger                                       None                       None
John R. Rettberg                                       None                       None
John F. Ruffle                                         None                       None
Kenneth Whipple, Jr.                                   None                       None


(1) A Family of Investment Companies means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The Family of Investment Companies for which the Trustees serve includes 7 investment companies.

     Each Trustee serves for an indefinite term, subject to the Trust's current retirement policy, which is age 70, except Messrs. Rettberg, Ruffle and Whipple, for whom it is age 73. The Trustees decide upon general policies and are responsible for overseeing the Trust's business affairs. The Board of Trustees of the Trust presently has an Audit Committee. Each of the Trustees serves as a member of the Audit Committee. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met four times during the year ended December 31, 2003.

     The Trust currently pays each Trustee an annual fee of $25,000 and reimburses them for their related expenses. The aggregate amount of compensation paid to each Trustee by the Trust for the fiscal year ended December 31, 2003 was as follows:


                                                  MULTI-MANAGER            MULTI-MANAGER
NAME OF TRUSTEE                               SMALL CAP GROWTH FUND     SMALL CAP VALUE FUND
---------------                               ---------------------     --------------------
NON-INTERESTED TRUSTEES
Cheryl Ballenger                                     $    4,030             $    3,899
John R. Rettberg                                     $    4,030             $    3,899
John F. Ruffle                                       $    4,030             $    3,899
Kenneth Whipple, Jr.                                 $    4,030             $    3,899


                                                                         TOTAL COMPENSATION
NAME OF TRUSTEE                                                    PAID FROM JPMORGAN FUND COMPLEX
---------------                                                    -------------------------------
NON-INTERESTED TRUSTEES
Cheryl Ballenger                                                             $   25,000
John R. Rettberg                                                             $   25,000
John R. Ruffle                                                               $   25,000
Kenneth Whipple, Jr                                                          $   25,000


     No non-interested Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Adviser,the Subadvisers, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the Adviser or a Subadviser or the principal underwriter of the Trust (not including registered investment companies) during the two most recently completed calendar years.

     No non-interested Trustee, or an immediate family member thereof, during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; or (ii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:

     -    the Trust;

     -    an officer of the Trust;

     - an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Trust or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or a Subadviser or principal underwriter of the Trust;

     - an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Trust or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Adviser or a Subadviser or principal underwriter of the Trust;

     -    the Adviser or the principal underwriter of the Trust;

     - an officer of the Adviser or a Subadviser or the principal underwriter of the Trust;

     - a person directly or indirectly controlling, controlled by, or under common control with the Adviser or a Subadviser or the principal underwriter of the Trust; or

     - an officer of a person directly or indirectly controlling, controlled by,or under common control with the Adviser or a Subadviser or the principal underwriter of the Trust.

                                    OFFICERS

     The Funds' executive officers (listed below), other than the officers who are employees of the Adviser or a Subadviser or one of its affiliates, are provided and compensated by J.P. Morgan Fund Distributors, Inc. a subsidiary of The BISYS Group, Inc. The officers conduct and supervise the business operations of the Funds. The Funds have no employees.

     The officers of the Funds, together with information regarding their positions held with the Funds, principal occupations and other memberships and affiliations are shown below. The contact address for each of the officers unless otherwise noted is 522 Fifth Avenue, New York, NY 10036.

    NAME (YEAR OF BIRTH),
    POSITIONS HELD WITH                                          PRINCIPAL OCCUPATIONS
     THE FUNDS (SINCE)                                            DURING PAST 5 YEARS
----------------------------    -----------------------------------------------------------------------------------
George C.W. Gatch (1962),       Managing Director, JPMIM; Head of J.P. Morgan Fleming's U.S. Mutual Funds
President (2003)                and Financial Intermediaries Business ("FFI"); he has held numerous positions throughout the firm in business management, marketing and sales.

Patricia A. Maleski (1960),     Vice President, JPMIM, head of FFI and US Institutional Funds
Treasurer (2003)                Administration and Board Liaison. Prior to joining JPMorgan in 2001, she was the Vice President of Finance for the Pierpont Group, Inc., a service provider to the board of trustees of the heritage JPMorgan Funds.

Sharon J. Weinberg (1959),      Managing Director, JPMIM; Head of Business and Product Strategy for FFI;
Secretary (2003)                since joining J.P. Morgan Chase in 1996, she has held numerous positions throughout the asset management business in mutual funds marketing, legal and product development.

Stephen M. Ungerman (1953),     Vice President, JPMIM; Fund Administration - Pooled Vehicles; prior to
Vice President and Assistant    joining J.P. Morgan Chase in 2000, he held a number of positions in
Treasurer (2003)                Prudential Financial's asset management business, including Assistant
                                General Counsel, Tax Director and Co-head of Fund Administration;
                                Mr. Ungerman also served as Assistant Treasurer for all mutual funds managed by Prudential.

Joseph J. Bertini (1965),       Vice President and Assistant General Counsel, JPMIM.
Vice President and Assistant
Secretary (2003)

Wayne H. Chan (1965), Vice      Vice President and Assistant General Counsel, JPMIM, since September
President and Assistant         2002; Mr. Chan was an associate at the law firm of Shearman & Sterling
Secretary (2003)                from May 2001 through September 2002; Swidler Berlin Shereff Friedman LLP from June 1999 through May 2001 and Whitman Breed Abbott & Morgan LLP from September 1997 through May 1999.

Paul M. DeRusso (1954),         Vice President, JPMIM; Manager of the Budgeting and Expense Group of
Assistant Treasurer (2003)      Funds Administration Group.



Lai Ming Fung (1974),           Associate, JPMIM; Budgeting Analyst for the Budgeting and Expense Group
Assistant Treasurer (2003)      of Funds Administration Group.

Mary D. Squires (1955),         Vice President, JPMIM; Ms. Squires has held numerous financial and
Assistant Treasurer (2003)      operations positions supporting the J.P. Morgan Chase organization complex.

Michael Ciotola (1968),         Director of Financial Services of BISYS Fund Services, Inc. since January
Assistant Treasurer (2003)*     2003; held various positions within BISYS since 1998.

Arthur A. Jensen (1966),        Vice President of Financial Services of BISYS Fund Services, Inc., since
Assistant T reasurer (2003)*    June 2001; formerly Section Manager at Northern Trust Company and
                                Accounting Supervisor at Allstate Insurance Company.

Martin R. Dean (1963),          Vice President of Regulatory Services of BISYS Fund Services, Inc.
Assistant Treasurer (2003)*

Alaina Metz (1967), Assistant   Chief Administrative Officer of BISYS Fund Services, Inc.; formerly,
Secretary (2003)*               Supervisor of the Blue Sky Department of Alliance Capital Management L.P.

Ryan M. Louvar (1972),          Counsel of Legal Services, BISYS Fund Services, Inc. since 2000; formerly
Assistant Secretary (2003)***   Attorney at Hill, Farrer & Burrill LLP from 1999 to 2000 and Knapp
                                Petersen & Clarke, PC from 1997 to 1999.

Lisa Hurley (1955),             Executive Vice President and General Counsel of BISYS Fund Services, Inc.
Assistant Secretary (2003)**

Thomas J. Smith (1955),         Managing Director, Head of Compliance for J.P. Morgan Chase & Co.'s asset
Vice President and Assistant    management business in the Americas.
Secretary (2003)


  *  The contact address for the officer is 3435 Stelzer Road, Columbus, OH
     43219.
 ** The contact address for the officer is 90 Park Avenue, New York, NY 10016. *** The contact address for the officer is 60 State Street, Boston, MA 02109.

     As of December 31, 2003, the officers and Trustees as a group owned less than 1% of the shares of each Fund.

                                 CODES OF ETHICS

     The Trust, the Adviser, each subadviser and the Distributor have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Funds. Such purchases, however, are subject to procedures reasonably necessary to prevent access persons from engaging in any unlawful conduct set forth in Rule 17j-1.

                     PROXY-VOTING PROCEDURES AND GUIDELINES

     The Board of Trustees of the Funds have delegated to each of the Subadvisers proxy voting authority with respect to the portfolio securities of the portion of the Fund that such Subadviser manages. The policies and procedures used by JPMIM, with respect to the portion of the Multi-Manager Small Cap Value Fund that it directly manages, and each Fund's respective Subadvisers to determine how to vote proxies relating to the portfolio securities of such Fund are summarized below.

     JPMIM. To ensure that the proxies of portfolio companies are voted in the best interests of the portion of the Multi-Manager Small Cap Value Fund that it directly manages, JPMIM has adopted detailed proxy voting procedures ("Procedures") that incorporate guidelines ("Guidelines") for voting proxies on specific types of issues.

     The Guidelines have been developed with the objective of encouraging corporate action that enhances shareholder value. Except as noted below, proxy-voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that JPMIM and its affiliated advisers have encountered globally, based on many years of collective investment management experience.

     To oversee and monitor the proxy-voting process, JPMIM has established a proxy committee and appointed a proxy administrator in each global location where proxies are voted. The primary function of each proxy committee is to review periodically general proxy-voting matters, review and approve the Guidelines annually, and provide advice and recommendations on general proxy-voting matters as well as on specific voting issues implemented by JPMIM. The procedures permit an independent voting service, currently Institutional Shareholder Services, Inc. ("ISS"), to perform certain services otherwise carried out or coordinated by the proxy administrator.


     Although for many matters the Guidelines specify the votes to be cast, for many others, the Guidelines contemplate case-by-case determinations. In addition, there will undoubtedly be proxy matters that are not contemplated by the Guidelines. For both these categories of matters and to override the Guidelines, the Procedures require a certification and review process to be completed before the vote is cast. That process is designed to identify actual or potential material conflicts of interest (between a Fund on the one hand, and the Fund's investment adviser, principal underwriter or an affiliate of any of the foregoing, on the other hand) and ensure that the proxy vote is cast in the best interests of the Fund. When a potential material conflict of interest has been identified, the proxy administrator and a subgroup of proxy committee members (composed of a member from the Investment Department and one or more members from the Legal, Compliance or Risk Management Departments) will evaluate the potential conflict of interest and determine whether such conflict actually exists, and if so, will recommend how JPMIM will vote the proxy. In addressing any material conflict, JPMIM may take one or more of the following measures (or other appropriate action): removing or "walling off" from the proxy-voting process certain JPMIM personnel with knowledge of the conflict, voting in accordance with any applicable Guideline if the application of the Guideline would objectively result in the casting of a proxy vote in a predetermined manner, or deferring the vote to the ISS, which will vote in accordance with its own recommendation.

     The following summarizes some of the more noteworthy types of proxy-voting policies of the U.S. Guidelines:

     - JPMIM considers votes on director nominees on a case-by-case basis. Votes generally will be withheld from directors who: (a) attend less than 75% of board and committee meetings without a valid excuse; (b) implement or renew a dead-hand poison pill; (c) are affiliated directors who serve on audit, compensation or nominating committees or are affiliated directors and the full board serves on such committees or the company does not have such committees; or (d) ignore a shareholder proposal that is approved for two consecutive years by a majority of either the shares outstanding or the votes cast.

     - JPMIM votes proposals to classify Boards on a case-by-case basis, but will vote in favor of such proposal if the issuer's governing documents contain each of eight enumerated safeguards (for example, a majority of the board is composed of independent directors and the nominating committee is composed solely of such directors).

     - JPMIM also considers management poison pill proposals on a case-by-case basis, looking for shareholder-friendly provisions before voting in favor.

     - JPMIM votes against proposals for a super-majority vote to approve a merger.

     - JPMIM considers proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a case-by-case basis, taking into account the extent of dilution and whether the transaction will result in a change in control.

     - JPMIM votes proposals on a stock option plan, based primarily on a detailed, quantitative analysis that takes into account factors such as estimated dilution to shareholders' equity and dilution to voting power. JPMIM generally considers other management compensation proposals on a case-by-case basis.

     - JPMIM also considers on a case-by-case basis proposals to change an issuer's state of incorporation, mergers and acquisitions and other corporate restructuring proposals and certain social and environmental issue proposals.

     EARNEST PARTNERS, LLC. The best interest of advisory accounts ("accounts") shall be the sole consideration when voting proxies of portfolio companies. Each proxy issue shall receive individual consideration based on all the relevant facts and circumstances. As a general rule, EARNEST
Partners, LLC ("EARNEST Partners") shall vote against any actions which would reduce the rights or options of shareholders, reduce shareholder influence over the board of directors and management, reduce the alignment of interests between management and shareholders, or reduce the value of shareholders' investments. Following is a partial list of issues that require special attention: classified boards, change of state of incorporation, poison pills, unequal voting rights plans, provisions requiring supermajority approval of a merger, executive severance agreements, provisions limiting shareholder rights.

     In addition to the foregoing, the following shall be adhered to unless EARNEST Partners is instructed otherwise in writing with respect to an advisory account:

     - EARNEST Partners shall not actively engage in conduct that involves an attempt to change or influence the control of a portfolio company.

     - EARNEST Partners will not announce its voting intentions and the reasons therefor.

     - EARNEST Partners shall not participate in a proxy solicitation or otherwise seek proxy voting authority from any other portfolio company shareholder.

     - EARNEST Partners shall not act in concert with any other portfolio company shareholders in connection with any proxy issue or other activity involving the control or management of a portfolio company.

     - All communications with portfolio companies or fellow shareholders shall be for the sole purpose of expressing and discussing Earnest Partners' concerns for its advisory accounts interests and not for an attempt to influence the control of management.

     EARNEST Partners has designated a Proxy Director. The Proxy Director shall consider every issue presented on every portfolio company proxy. Proxy issues presented to the Proxy Director will be voted in accordance with the judgment of the Proxy Director, taking into account the general policies outlined above. In the case where EARNEST Partners Proxy has a material conflict of interest with an advisory account, the Proxy Director will utilize the services of outside professionals (such as Institutional Shareholder Services) to assist its analysis of voting issues and actual voting of proxies to ensure that a decision to vote the proxies was based on an advisory accounts best interest and was not the product of a conflict. The circumstances underlying each proxy issue will be given careful individual attention. The Proxy Director will also use all available resources, including proxy evaluation services, to assist in the analysis of proxy issues.

     ICM ASSET MANAGEMENT, INC. ICM Asset Management, Inc.'s ("ICM") Proxy Voting Committee, established by ICM's Board of Directors, makes voting decisions. ICM uses Institutional Shareholder Services ("ISS") to act as an independent voting agent to ensure that mechanical voting procedures are carried out and documented. ISS assures that ICM receives all proxies, provides ICM with research reports on the issues to be voted upon, and subject to ICM's direction and approval submits the votes. If ISS notifies ICM that there are extraordinary costs or other unusual circumstances involved in voting proxies for a particular company, the Proxy Voting Committee will examine whether voting the proxy would be in an advisory account's best interest. If the Proxy Voting Committee determines that it may not be in the advisory account's best interest to vote the proxy, the Proxy Voting Committee will document why the cost or other circumstance involved in voting the proxy exceeded the expected benefit to the advisory account.

     ICM bases final voting decisions on a pre-established set of policy guidelines and on the recommendations of ISS, an independent third party. ISS makes its recommendations based on its independent, objective analysis of the economic interests of shareholders. This process helps ensure that proxies are voted in the best interests of ICM's advisory accounts and insulates voting decisions from conflicts of interest.

     ICM relies on the recommendations of ISS. However, ICM retains ultimate responsibility for the votes and has the ability to override ISS vote recommendations. The Proxy Voting Committee will only do so, however, if it believes that a different vote is in the best interest of ICM's advisory accounts. When ICM chooses to vote different from ISS's recommendation, the reason is documented on either the specific company's "Global Proxy Analysis" or the "Vote Record Form" and signed by the Proxy Voting Committee representative authorizing the vote change. An e-mail is also sent to ISS requesting they change the vote(s); a printed copy of the e-mail is generally attached to the vote record maintained in ICM's proxy voting files. ICM votes in favor of management positions of a company held in advisory account portfolios only when the positions coincide with the best interests of the advisory account.

     ICM's Compliance Department is responsible for ensuring that these proxy voting procedures are followed and that all required proxy voting records are properly retained.

     When a material conflict of interest may affect ICM's ability to vote proxies in an advisory account's best interest, ICM will follow the voting recommendations of ISS. ICM will not override ISS's recommendations in any material conflict of interest situations.

     The Compliance Department maintains

     - Lists of companies that may present a potential for conflict of interest in the proxy voting process.

     The Proxy Voting Committee reviews these lists with each proxy vote. If we determine that a material conflict of interest exists, then the Proxy Voting Committee follows the voting recommendations of ISS.

     On a quarterly basis, each ICM employee completes a questionnaire in which they are required to disclose any business or personal relationships with a company's corporate directors or if they are a candidate for a directorship of any public company. If any ICM employee discloses a relationship with any public company, then the Proxy Voting Committee will consider whether the relationship creates a conflict that should cause ICM to follow the voting recommendations of ISS.

     J. & W. SELIGMAN & CO. INCORPORATED. J. & W. Seligman & Co. Incorporated ("Seligman"), votes the proxies of the securities held in an advisory account's portfolios in accordance with Seligman's determination of what is in the best interests of each advisory account.

     The financial interest of Seligman's advisory accounts is the primary consideration in determining how proxies should be voted. Seligman has a responsibility to analyze proxy issues and vote in a way consistent with those financial interests. In the case of social and political responsibility issues which do not involve financial considerations, it is not possible to fairly represent the diverse views of Seligman's advisory accounts and, thus, Seligman abstains from voting on these issues, unless an advisory account has provided other instructions. Notwithstanding the above, proposals seeking disclosure of certain matters relating to social and political issues may be supported if such disclosure is not deemed to be unduly burdensome.

     THE PROXY VOTING PROCESS. Proxies for securities held in the advisory account's portfolios will be received, processed and voted by Seligman's Law and Regulation Department pursuant to the guidelines (the "Seligman Guidelines") established by Seligman's Proxy Voting Committee (the "Committee").

     The Committee has been established to set policy and Seligman Guidelines, to review on a periodic basis new corporate governance issues as they arise, to assist in determining how Seligman will respond to such issues and to provide oversight of the proxy voting process. The Committee is chaired by Seligman's Chief Investment Officer and includes Seligman's Vice Chairman and Seligman's General Counsel.

     Seligman subscribes to a service offered by an independent third party which provides a summary and analysis of the proposals to be acted upon at shareholder meetings of most of the companies for which securities are held. Seligman also subscribes to a separate service to assist in the tracking and recordkeeping of proxies. Neither service offers voting recommendations.

     CONFLICTS OF INTERESTS. Seligman's Director of Compliance maintains a Proxy Watch List, which contains the names of those companies that may present the potential for conflict in the voting process with Seligman or of its affiliates. For example, the Proxy Watch List will include those portfolio companies for which Seligman separately manages assets in private accounts or which are significant distributors of Seligman's products and services. As described below, proxy voting for these companies will be subject to a higher level of consideration.

     DEVIATIONS FROM SELIGMAN GUIDELINES AND SPECIAL SITUATIONS. Seligman recognizes that it may not always be in the best interest of its advisory accounts to vote in accordance with the Seligman Guidelines on a particular issue and in such circumstances may deviate from the Seligman Guidelines. Any deviation from the Seligman Guidelines must be approved by a member of the Committee. Furthermore, any deviation of the Seligman Guidelines for a company which is included on the Proxy Watch List must be approved by a majority of the Committee's members.

     Similarly, for those proposals which are of a unique nature that they must be analyzed on a case-by-case basis, one member of the Committee must approve the voting decision. Where such a proposal is for a company included on the Proxy Watch List, the voting decision must be approved by a majority of the Committee's members. In analyzing potential deviations from the Seligman Guidelines and proposals evaluated on a case-by-case basis, Seligman may consider the views of the management of a portfolio company, as well as the view of Seligman's investment professionals.



     SELIGMAN GUIDELINES SUMMARY. The Seligman Guidelines are briefly described as follows:

     1. Seligman votes with the recommendations of a company's board of directors on general corporate governance issues such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to shareholder meetings.

     2. Seligman opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified boards, supermajority votes, poison pills, issuance of blank check preferred and establishment of classes with disparate voting rights.

     3. Seligman abstains from voting on issues relating to social and/or political responsibility, except for matters relating to disclosure issues if not deemed unduly burdensome for the company (e.g., political contributions).

     4. Seligman votes for stock option plans or to increase the number of shares under existing stock option plans provided that the overall dilution of all active stock option plans and stock purchase plans does not exceed 10% on a fully diluted basis and are otherwise considered to align the interest of the company with those of shareholders, e.g., all such plans must specifically prohibit repricing.

     5. Seligman generally votes with the recommendations of a company's board of directors on other matters relating to executive compensation, unless considered excessive.

     6.   Seligman will withhold voting for the entire board of directors if:
          (a) less than 75% of the board is independent; (b) the board has a nominating or compensation committee of which less than 75% of its members are independent; (c) the board has recommended shareholders vote for an anti-takeover device which Seligman votes against; or (d) the board has recommended a matter relating to a stock option plan or stock purchase plan which Seligman votes against.

     7. Seligman will vote for proposals relating to the authorization of additional common stock up to 5 times that currently outstanding.

     8.   Seligman will vote for proposals to effect stock splits.

     9. Seligman will vote for proposals authorizing share repurchase programs.

     10. Seligman will vote against authorization to transact unidentified business at the meeting.

     11. Acquisitions, mergers, reorganizations, reincorporations and other similar transactions will be voted on a case-by-case basis.

     12. Proposals to amend a company's charter or by-laws (other than as identified above) will be voted on a case-by-case basis.

     13. Seligman will vote against all proposals where the company did not provide adequate information to make a decision.

     14. Seligman abstains from voting shares which have recently been sold or for which information was not received on a timely basis.

     STATE STREET RESEARCH & MANAGEMENT COMPANY. Most of the State Street Research and Management Company's ("State Street Research") advisory accounts delegate authority and discretion to State Street Research to vote the securities owned in their accounts on all matters presented to shareholders ("proxies"). State Street Research has adopted policies and procedures relating to the voting of proxies (the "Proxy Policies and Procedures") that are designed to ensure that proxies are voted in the best interests of its advisory accounts in accordance with its fiduciary duties and legal and regulatory requirements. The Proxy Policies and Procedures do not apply to any advisory account that has explicitly retained authority and discretion to vote its own proxies or delegated such authority and discretion to a third party; State Street Research takes no responsibility for the voting of any proxies on behalf of any such advisory account.

     The guiding principle by which State Street Research votes on all matters submitted to security holders is the maximization of the ultimate economic value of its advisory accounts' holdings. Furthermore, State Street Research is mindful that for ERISA and other employee benefit plans, the focus on the realization of economic value is solely for the benefit of plan participants and their beneficiaries.

     It is the general policy of State Street Research to vote on all matters presented to security holders in any proxy, but State Street Research reserves the right to abstain on any particular vote or otherwise withhold its vote on any matter if in the judgment of State Street Research, the costs associated with voting such proxy outweigh the benefits to advisory accounts or if circumstances make such an abstention or withholding otherwise advisable and in the best interest of advisory accounts, in the judgment of State Street Research.

     Absent any legal or regulatory requirement to the contrary, it is generally the policy of State Street Research to maintain the confidentiality of the particular votes that it casts on behalf of its advisory accounts. State Street Research does not generally disclose the results of voting decisions to third parties.

     State Street Research maintains a Proxy Policy Committee, which is responsible for overseeing the Proxy Policies and Procedures, modifying the Proxy Policies and Procedures from time to time, and monitoring voting decisions to avoid and resolve any conflicts of interest. The Proxy Policy Committee is charged with ensuring that all conflicts of interest are resolved in the best interest of the advisory accounts.

     State Street Research retains an outside service provider to physically vote proxies for the accounts of its advisory accounts. This service provider receives a daily electronic feed of all holdings in State Street Research's voting accounts, and then monitors the accounts and their holdings to be sure that all proxies are received and voted for State Street Research advisory account shares owned.

     State Street Research maintains a set of proxy voting guidelines that state the general view and typical vote of State Street Research with respect to the issues listed therein. The vote listed in the guidelines is the default position, and absent prior instructions to the contrary by State Street Research, the outside service provider automatically votes in accordance with the guidelines on any issues specifically addressed by the guidelines. However, these guidelines are just that--guidelines; they are not strict rules that must be obeyed in all cases. State Street Research has procedures that allow it to vote shares contrary to the typical vote indicated by the guidelines if such a vote is in a advisory account's best interests. In the end, State Street Research votes all securities based upon the guiding principle of seeking the maximization of economic value to its advisory accounts, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the advisory agreement or comparable document governing a advisory account's account, and all other relevant facts and circumstances at the time of the vote.

     State Street Research maintains records of all proxy voting decisions and votes cast to the extent required by applicable law and regulations.

     UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. UBS Global Asset Management (Americas) Inc.'s ("UBS") proxy voting policy is based on the belief that voting rights have economic value and must be treated accordingly. Generally, UBS expects the boards of directors of companies issuing securities held in advisory accounts to act as stewards of the financial assets of the company, to exercise good judgment and practice diligent oversight with the management of the company. While there is no absolute set of rules that determine appropriate corporate governance under all circumstances and no set of rules will guarantee ethical behavior, there are certain benchmarks, which, if substantial progress is made toward, give evidence of good corporate governance. UBS may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain advisory account holdings. Any such delegation shall be made with the direction that the votes be exercised in accordance with the UBS proxy voting policies.

     When UBS's view of a company's management is favorable, it generally supports current management initiatives. However, when its view is that changes to the management structure would probably increase shareholder value, it may not support existing management proposals. In general, UBS: (1) opposes proposals which act to entrench management; (2) believes that boards should be independent of company management and composed of persons with requisite skills, knowledge and experience; (3) opposes structures which impose financial constraints on changes in control (4) believes remuneration should be commensurate with responsibilities and performance and
(5) believes that appropriate steps should be taken to ensure the independence of auditors.

     UBS has implemented procedures designed to identify whether it has a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates' client relationships, marketing efforts or banking, investment banking and broker-dealer activities. To address such conflicts, UBS has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker-dealer activities and has prohibited its employees in its sales, marketing and business development groups from having any input into how any proxy proposal is voted. Whenever UBS is aware of a conflict with respect to a particular proxy, the appropriate local corporate governance committee is required to review and agree to the manner in which such proxy is voted.

                           THE ADVISER AND SUBADVISERS

     The Trust has retained the Adviser as investment adviser to provide investment advice and portfolio management services to the Funds, pursuant to an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, and except as delegated to one or more subadvisers (each, a "Subadviser" and collectively, the "Subadvisers"), the Adviser manages the investment of the assets of each Fund and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies for each Fund. Any investment program undertaken by the Adviser will at all times be subject to the policies and control of the Trustees. The Adviser also provides certain administrative services to each Fund.

     The Advisory Agreement provides that the Adviser shall not be protected against any liability to the Trust or Funds' shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

     Effective October 1, 2003, JPMIM became a wholly-owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc., which is a wholly-owned subsidiary of J.P. Morgan Chase & Co. ("J.P. Morgan Chase"). JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended. JPMIM acts as investment adviser to individuals, governments, corporations, employee benefit plans, labor unions and state and local governments, mutual funds and other institutional investors. JPMIM is located at 522 Fifth Avenue, New York, NY 10036.

     Certain of the assets of employee benefit accounts under the Adviser's management are invested in commingled pension trust funds for which JPMorgan Chase Bank serves as trustee.

     Under separate agreements, JPMorgan Chase Bank also provides certain financial, fund accounting and administrative services to the Trust and the Funds and shareholder services for the Trust. See the "Administrator and Sub-Administrator" and "Shareholder Servicing" sections.

     J.P. Morgan Chase, a bank holding company organized under the laws of the State of Delaware, was formed from the merger of J.P. Morgan & Co. Incorporated with and into The Chase Manhattan Corporation. J.P. Morgan Chase has a long history of offering a wide range of banking and investment services to customers throughout the United States and the world. The firm, through its predecessor companies, has been in business for over a century.

     The investment advisory services the Adviser provides to the Funds are not exclusive under the terms of the Advisory Agreement. The Adviser is free to and does render similar investment advisory services to others. The Adviser serves as investment adviser to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Adviser serves as trustee. The accounts which are managed or advised by the Adviser have varying investment objectives, and the Adviser invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Funds. Such accounts are supervised by employees of the Adviser who may also be acting in similar capacities for the Funds. See the "Fund Transactions" section.

     As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Adviser under the Advisory Agreement, each Fund has agreed to pay the Adviser a fee, which is computed daily and may be paid monthly, equal to a percentage of the Fund's average daily net assets specified in the Multi-Manager Funds Prospectus. The Adviser may voluntarily agree to waive a portion of the fees payable to it on a month-to-month basis.

     The table below sets forth for each Fund listed the investment advisory fees paid or accrued by each Fund to JPMIM (waived amounts are in parentheses), with respect to the fiscal period indicated (amounts in thousands):


                                                                FISCAL PERIOD ENDED
                FUND                                     FROM 2/28/03 THROUGH 12/31/03*
------------------------------------------------------   ------------------------------
                                                           PAID/
                                                          ACCRUED                WAIVED
                                                          -------                ------
Multi-Manager Small Cap Growth Fund                       $   934                  N/A
Multi-Manager Small Cap Value Fund                        $   929                  N/A


     * The Multi-Manager Funds commenced operations on 2/28/03.

     State Street Research & Management Company ("State Street Research"), J. &
W. Seligman & Co. Incorporated ("Seligman") and UBS Global Asset Management (Americas) Inc. ("UBS Global AM") have been engaged by the Adviser to serve as the Subadvisers of their respective portion of the Multi-Manager Small Cap Growth Fund. EARNEST Partners, LLC ("EARNEST") and ICM Asset Management, Inc. ("ICM") have been engaged by the Adviser to serve as the Subadvisers of the Multi-Manager Small Cap Value Fund. The Adviser also advises a portion of the Multi-Manager Small Cap Value Fund directly.

     Each of the Subadvisers is independent of the Adviser and discharges its responsibilities subject to the policies of the Trustees and the supervision of the Adviser, which pays the Subadvisers' fees. State Street Research is indirectly owned by Metropolitan Life Insurance Company, which is a registered broker-dealer and registered investment adviser, as well as an insurance company. State Street Research is ultimately owned by MetLife, Inc., a publicly traded company. Seligman is wholly-owned by William C. Morris and key employees. William C. Morris, chairman and director of Seligman, owns at least 50% of Seligman's voting stock. UBS Global AM, a registered investment adviser, is an indirect wholly-owned subsidiary of UBS AG. UBS Global AM is a member of the UBS Global Asset Management business group of UBS AG. UBS AG is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services industry. EARNEST is wholly owned by EARNEST Holdings, LLC. ICM is wholly owned by James Simmons, key employees and family members. James Simmons, founder and chief investment officer of ICM owns more than 25% of ICM's voting stock.

     The allocation of the assets of the Multi-Manager Small Cap Growth Fund among State Street Research, Seligman and UBS Global AM and the allocation of the assets of the Multi-Manager Small Cap Value Fund among EARNEST, ICM and JPMIM will be determined by the Adviser, subject to the review of the Trustees, in the best interests of a Fund and its shareholders. The Trust expects that differences in investment returns among the portions of a Fund managed by different Subadvisers will cause the actual percentage of a Fund's assets managed by each Subadviser to vary over time. In general, a Fund's assets once allocated to one Subadviser will not be reallocated (or "rebalanced") to another Subadviser of the Fund. However, the Adviser reserves the right, subject to the review of the Board, to reallocate assets from one Subadviser to another when deemed in the best interests of a Fund and its shareholders including when the assets managed by a Subadviser exceed that portion managed by any other Subadviser to the Fund. In some instances, where a reallocation results in any rebalancing of the Fund from a previous allocation, the effect of the reallocation will be to shift assets from a better performing Subadviser to a portion of the Fund with a relatively lower total return.

     Each Subadviser is paid monthly by the Adviser a fee equal to a percentage of the average daily net assets of the Fund allocated to the Subadviser. The aggregate annual rates of the fees payable by the Adviser to the Subadvisers for each Subadviser's portion of the respective Fund is as follows, expressed as a percentage of the average daily net assets of each Subadviser's portion of the respective Fund: Multi-Manager Small Cap Growth Fund, 0.55% and Multi-Manager Small Cap Value Fund, 0.55%.

     The subadvisory agreements entered into by the Adviser with the Subadvisers (the "Subadvisory Agreements") were approved by the Trustees, including a majority of the Trustees who are not parties to the Subadvisory Agreements or "interested persons" as defined in the 1940 Act of any such party, on January 21, 2003, and by the sole initial shareholder of each Fund on February 14, 2003, and became effective on February 21, 2003.

     The Subadvisory Agreements will continue in effect for a period of two years from the date of their execution, unless terminated sooner. They may be renewed from year to year thereafter, so long as continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act. The Subadvisory Agreements provide that they will terminate in the event of an "assignment" (as defined in the 1940 Act), and may be terminated without penalty at any time by either party upon 60 days written notice, or upon termination of the Advisory Agreement. Under the terms of the Subadvisory Agreements, no Subadviser is liable to the Adviser, the Funds, or their shareholders, for any error of judgment or mistake of law or for any losses sustained by the Adviser, the Funds or their shareholders, except in the case of such Subadviser's willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under the Subadvisory Agreement.

     The Adviser may terminate any agreement with a Subadviser without shareholder approval. Moreover, the Funds and the Adviser have applied for an exemptive order from the SEC that permits the Adviser, subject to certain conditions, to enter into agreements relating to the Funds with Subadvisers to which it is not "affiliated", as defined in the 1940 Act ("Unaffiliated Subadvisers") approved by the Board of Trustees without obtaining shareholder approval. The exemptive order also permits the Adviser, subject to the approval of the Board but without shareholder approval, to employ new Unaffiliated Subadvisers for the funds or other funds which the Trust may establish in the future, change the terms of particular agreements with Unaffiliated Subadvisers or continue the employment of existing Unaffiliated Subdvisers after events that would otherwise cause an automatic termination of a subadvisory agreement. Shareholders will be notified of any Subadviser changes.

                BOARD REVIEW OF INVESTMENT ADVISORY ARRANGEMENTS

     The Trust's Board of Trustees, including the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to the Advisory Agreement or its affiliates, has approved the Advisory and Subadvisory Agreements for each Fund.

     As part of its review of the investment advisory arrangements for the Funds, the Board of Trustees has requested that the Adviser prepare on a regular basis information regarding the performance of the Funds, their performance against the Funds' peers and benchmarks and analyses by the Adviser of the Funds' performance. The members of the Advisers' investment staff meet with the Board of Trustees to discuss this information and their intentions with regard to the management of the Funds. The Adviser also periodically provides comparative information regarding the Funds' expense ratios and those of the peer groups. In addition, in preparation for its annual approval meeting, the Board of Trustees requests and reviews, with the assistance of its legal counsel, materials from the Adviser regarding comparative fees, expenses, performance and profitability information pertaining to the relationship of the Adviser and the Funds.

     In approving the Advisory Agreement, the Board of Trustees of the Trust considered the nature, quality and scope of the operations and services provided by the Adviser to each Fund, including their knowledge of the Adviser's investment staff and executive personnel and the overall reputation and capabilities of the Adviser and its affiliates. The Board of Trustees also considered comparative fee information concerning other investment companies with similar investment objectives and policies. The Trust's Board of Trustees compared the terms of each Fund's advisory arrangements and similar arrangements by other investment companies, particularly with regard to levels of advisory fees relative to its peer group. The Board also examined the benefits to the Adviser and its affiliates of their relationship with each Fund. Specifically, the Board analyzed the benefits that accrued to the Adviser and its affiliates as a result of the fact that affiliates of the Adviser act as custodian, administrator and shareholder servicing agent for each Fund, and receive fees from each Fund for acting in such capacities. The Board of Trustees also analyzed the information provided by the Adviser regarding the profitability to the Adviser of its relationship with the Funds. Profitability information is not audited and represents the Adviser's determination of its and its affiliates' revenues from the contractual services provided to the Funds, less expenses of providing such services. Expenses include direct and indirect costs and are calculated using an allocation methodology developed by the Adviser. In addition, the Board compared overall expense ratios (both pre- and post-expense reimbursement by the Adviser) for each Fund relative to its peer group. The Board of Trustees also considered the performance of the Funds and the intention of the Adviser with regard to management of the Funds, including the commitment of the Adviser to provide high-quality services to the Funds, whether there were any conditions likely to affect the ability of the Adviser to provide such services, and its ability to retain and attract qualified personnel to manage each Fund.

     In reaching their decision to approve the investment advisory arrangements, the Board of Trustees did not identify any single factor as being of paramount importance. Based on its evaluation of the information reviewed and after due consideration, the Board of Trustees of each Fund concluded that the current advisory agreement enabled the Fund to obtain high-quality services at costs that it deemed appropriate and reasonable and that approval of the agreement was in the best interest of each Fund and its shareholders.

                       ADMINISTRATOR AND SUB-ADMINISTRATOR

     Pursuant to an Administration Agreement (the "Administration Agreement"), between the Trust, on behalf of the Funds, and JPMorgan Chase Bank, JPMorgan Chase Bank serves as the administrator of the Funds. JPMorgan Chase Bank provides certain administrative services to the Funds, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Funds' independent contractors and agents; preparation for signature by an officer of the Trust of all documents required to be filed for compliance by the Trust with applicable laws and regulations, excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Funds and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. JPMorgan Chase Bank in its capacity as administrator does not have any responsibility or authority for the management of the Funds, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares. JPMorgan Chase Bank was formed on November 10, 2001 from the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. Under the Administration Agreement, JPMorgan Chase Bank is permitted to render administrative services to others. The Administration Agreement will continue in effect for two years and from year to year thereafter with respect to each Fund only if such continuance is specifically approved at least annually by a vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act), or by vote of a majority of such Fund's outstanding shares. The Administration Agreement is terminable without penalty by the Trust on behalf of each Fund on 60 days' written notice when authorized either by a majority vote of such Fund's shareholders or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, or by JPMorgan Chase Bank on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Administration Agreement also provides that neither JPMorgan Chase Bank or its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Funds, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreement.

     In consideration of the services provided by JPMorgan Chase Bank pursuant to the Administration Agreement, JPMorgan Chase Bank receives from each Fund a pro rata portion of a fee computed daily and paid monthly at an annual rate equal to 0.15% of the first $25 billion of average daily net assets of each Fund's average daily net assets plus 0.075% of average daily net assets over $25 billion. JPMorgan Chase Bank may voluntarily waive a portion of the fees payable to it with respect to each Fund. JPMorgan Chase Bank may pay a portion of the fees it receives to BISYS Fund Services, L.P. for its services as the Funds' sub-administrator.

     For the fiscal period indicated below, JPMorgan Chase Bank was paid or accrued administration fees, and waived the amounts in parentheses, for the following Funds (amounts in thousands):


                                                               FISCAL PERIOD ENDED
                      FUND                               FROM 2/28/03 THROUGH 12/31/03*
------------------------------------------------------   ------------------------------
                                                          PAID/
                                                         ACCRUED                  WAIED
                                                         -------                 -------
Multi-Manager Small Cap Growth Fund                      $   165                 $   (15)
Multi-Manager Small Cap Value Fund                       $   164                 $   (31)


     * The Multi-Manager Funds commenced operations on 2/28/03.

                                   DISTRIBUTOR

     J.P. Morgan Fund Distributors, Inc. (the "Distributor") serves as the Trust's exclusive Distributor. The Distributor holds itself available to receive purchase orders for each Fund's shares. In that capacity, the Distributor has been granted the right, as agent of the Trust, to solicit and accept orders for the purchase of each Fund's shares in accordance with the terms of the Distribution Agreement between the Trust and the Distributor. Under the terms of the Distribution Agreement between the Distributor and the Trust dated January 21, 2003 (the "Distribution Agreement"), the Distributor receives no compensation in its capacity as the Trust's Distributor. The Distributor is a wholly-owned, indirect subsidiary of The BYSIS Group, Inc. The Distributor currently provides administration and distribution services for a number of other investment companies.

     The Distribution Agreement will continue in effect with respect to each Fund for a period of two years after execution and from year to year thereafter only if it is approved at least annually (i) by a vote of the holders of a majority of the Fund's outstanding shares or (ii) by a vote of a majority of the Trustees of the Trust, including a vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the parties to the Distribution Agreement, cast in person at a meeting called for the purpose of voting on such approval (see "Trustees" and "Officers"). The Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable at any time without penalty by a vote of a majority of the Trustees of the Trust including a vote of a majority of the Trustees who are not "interested persons" of the Trust, or by a vote of (i) 67% or more of the Fund's outstanding voting securities present at a meeting if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities, whichever is less. The principal offices of the Distributor are located at 522 Fifth Avenue, New York, New York 10036.

                          SHAREHOLDER SERVICING AGENTS

     The Trust, on behalf of each of the Funds, has entered into a shareholder servicing agreement (the "Servicing Agreement") with JPMorgan Chase Bank to provide certain services to the Funds including but not limited to the following: answer customer inquiries regarding account status and history, the manner in which purchases and redemption of shares may be effected for the Funds as to which the JPMorgan Chase Bank is so acting and certain other matters pertaining to the Funds; assist shareholders in designating and changing dividend options, account designations and addresses; provide necessary personnel and facilities to establish and maintain shareholder accounts and records; assist in processing purchase and redemption transactions; arrange for the wiring of funds; transmit and receive funds in connection with customer orders to purchase or redeem shares; verify and guarantee shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; furnish (either separately or on an integrated basis with other reports sent to a shareholder by JPMorgan Chase Bank) quarterly and year-end statements and confirmations of purchases and redemptions; transmit, on behalf of the Funds, proxy statements, annual reports, updated prospectuses and other communications to shareholders of the Fund; receive, tabulate and transmit to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Funds; and provide such other related services as the Funds or a shareholder may request. JPMorgan Chase Bank may be required to register pursuant to state securities law.

     In consideration of the service provided by JPMorgan Chase Bank pursuant to the Servicing Agreement, the JPMorgan Chase Bank receives from each Fund a fee of 0.25%, expressed as a percentage of the average daily net asset values of Fund shares. JPMorgan Chase Bank may voluntarily agree from time to time to waive a portion of the fees payable to it under its Servicing Agreement with respect to the Funds on a month-to-month basis.

     Shareholder servicing agents may offer additional services to their customers, including specialized procedures and payment for the purchase and redemption of Fund shares, such as pre-authorized or systematic purchase and redemption programs, "sweep" programs, cash advances and redemption checks. Each shareholder servicing agent may establish its own terms and conditions, including limitations on the amounts of subsequent transactions, with respect to such services. Certain shareholder servicing agents may (although it is not required by the Trust to do so) credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding such other fees or the fees for their services as the shareholder servicing agent.

     For shareholders that bank with JPMorgan Chase Bank, JPMorgan Chase Bank may aggregate investments in the JPMorgan Funds with balances held in JPMorgan Chase Bank accounts for purposes of determining eligibility for certain bank privileges that are based on specified minimum balance requirements, such as reduced or no fees for certain banking services or preferred rates on loans and deposits. JPMorgan Chase Bank and certain broker-dealers and other shareholder servicing agents may, at their own expense, provide gifts, such as computer software packages, guides and books related to investments or additional Fund shares valued up to $250 to their customers that invest in the JPMorgan Funds.

     JPMorgan Chase Bank may enter into service agreements to pay all or a portion of the shareholder service fee it receives from the Funds to other shareholder servicing agents and certain selected dealers for providing shareholder and administrative services to their customers. In addition to this fee, any of JPMorgan Chase Bank, its affiliates and the distributor may from time to time, at their own expense out of compensation retained by them from the Funds or from other sources available to them, make additional payments to such shareholder servicing agents and selected dealers. These additional payments could be for one or more of shareholder servicing, administrative services and sales and marketing support. Such compensation does not represent an additional expense to the Funds or their shareholders because it will be paid by any of JPMorgan Chase Bank, its affiliates or the Distributor.

     JPMorgan Chase Bank and its affiliates and the Funds and their affiliates, agents and subagents may exchange among themselves and others certain information about shareholders and their accounts, including information used to offer investment products and insurance products to them, unless otherwise contractually prohibited.

     The table below sets forth for each Fund listed the shareholder servicing fees paid or accrued (the amounts voluntarily waived are in parentheses) for the fiscal period indicated (amounts in thousands):


                                                               FISCAL PERIOD ENDED
                      FUND                               FROM 2/28/03 THROUGH 12/31/03*
------------------------------------------------------   ------------------------------
                                                          PAID/
                                                         ACCRUED                 WAIED
                                                         -------                -------
Multi-Manager Small Cap Growth Fund                      $   275                $  (172)
Multi-Manager Small Cap Value Fund                       $   273                $  (178)


     * The Multi-Manager Funds commenced operations on 2/28/03.

                                 TRANSFER AGENT

     The Trust has also entered into a Transfer Agency Agreement with DST Systems,Inc. ("DST" or the "Transfer Agent") pursuant to which DST acts as transfer agent for the Trust. DST's address is 210 West 10th Street, Kansas City, MO 64105.

                                    CUSTODIAN

     Pursuant to the Global Custody Agreement with JPMorgan Chase Bank, 4 Chase MetroTech Center, Brooklyn, NY 11245, dated March 1, 2003, JPMogan Chase Bank serves as the custodian and fund accounting agent for the Funds, and is responsible for holding portfolio securities and cash and maintaining the books of account and records of portfolio transactions. JPMorgan Chase Bank is an affiliate of the Adviser to the Funds.

     For fund accounting services, each Fund pays to JPMorgan Chase Bank the higher of a) each Fund's pro rata share of an annual complex-wide charge on the average daily net assets of all U.S. equity funds of 0.012% of the first $10 billion, 0.005% on the next $10 billion, 0.004% on the next $10 billion and 0.0025% for such assets over $30 billion, or b) the applicable per account minimum charge. The minimum total annual fund accounting charge per U.S. equity fund is $20,000. In addition, there is a $10,000 annual charge per share class and a $6,000 annual charge per manager for multi-managed accounts.

     For custodian services, each Fund pays to JPMorgan Chase Bank fees of between 0.001% and 0.6% of assets under management (depending on the foreign domicile in which the asset is held), calculated monthly in arrears, for safekeeping and fees between $7.50 and $150 for securities trades (depending on the foreign domicile in which the trade is settled).

     JPMorgan Chase Bank is also reimbursed for its reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

                             FINANCIAL PROFESSIONALS

     The services provided by financial professionals may include establishing and maintaining shareholder accounts, processing purchase and redemption transactions, arranging for bank wires, performing shareholder subaccounting, answering client inquiries regarding the Funds, assisting clients in changing dividend options, account designations and addresses, providing periodic statements showing the client's account balance and integrating these statements with those of other transactions and balances in the client's other accounts serviced by the financial professional, transmitting proxy statements, periodic reports, updated prospectuses and other communications to shareholders and, with respect to meetings of shareholders, collecting, tabulating and forwarding executed proxies and obtaining such other information and performing such other services as JPMorgan Chase Bank or the financial professional's clients may reasonably request and agree upon with the financial professional.

     Financial professionals may establish their own terms and conditions for providing their services and may charge investors a transaction-based or other fee for their services. Such charges may vary among financial professionals, but in all cases will be retained by the financial professional and will not be remitted to a Fund or JPMorgan Chase Bank.

     Each Fund has authorized one or more brokers to accept purchase and redemption orders on its behalf. Such brokers are authorized to designate other intermediaries to accept purchase and redemption orders on a Fund's behalf. Each Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, accepts the order. These orders will be priced at a Fund's net asset value next calculated after they are so accepted.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of each Fund, assists in the preparation and/or review of the Fund's federal and state income tax returns and consults with the Fund as to matters of accounting and federal and state income taxation. The address of PricewaterhouseCoopers LLP is 1177 Avenue of the Americas, New York, NY 10036.

                                    EXPENSES

     In addition to the fees payable to the Adviser and JPMorgan Chase Bank under various agreements discussed under "Investment Adviser," "Administrator" and "Shareholder Servicing" above, each Fund is responsible for usual and customary expenses associated with its operations, including its pro rata share of expenses of the Trust. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws and extraordinary expenses applicable to each Fund. For each Fund, such expenses also include transfer, registrar and dividend disbursing costs, the expenses of printing and mailing reports, notices and proxy statements to Fund shareholders and filing fees under state securities laws.

     JPMorgan Chase Bank has agreed that it will reimburse each Fund as described in the Prospectus.

     The Adviser believes that it is likely that the Funds will be of a sufficient size to permit the reimbursement of any such reductions or payments. However, there is no assurance that any such reimbursements will be made. Reimbursement is contingent upon the Adviser's determination that it will seek reimbursement for the Fund. In addition, the Board of Trustees must approve any requested reimbursement. Further, any expenses which cannot be recouped within three years will never be reimbursed by the Fund. In other words, any unrecouped amount after the three year period would not require payment either on liquidation of the Fund or termination of the Advisory Agreement.

                           COMPUTATION OF TOTAL RETURN

     From time to time the Trust may advertise the total return of the Funds.These figures will be based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns.

     A Fund may periodically compare its performance to that of other mutual funds as reported by mutual fund rating services (such as Lipper Analytical Services, Inc.), financial and business publications and periodicals, broad groups of comparable mutual funds, unmanaged indices, which may assume investment of dividends but generally do not reflect deductions for administrative and management costs, or other investment alternatives. A Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the United States. A Fund may also quote the Frank Russell Company or Wilshire Associates, which are consulting firms that compile financial characteristics of common stocks and fixed-income securities, regarding non-performance-related attributes of a Fund's portfolio. A Fund may use long-term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. A Fund may also quote financial and business publications and periodicals as they relate to Fund management, investment philosophy and investment techniques.

     A Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

     Average annual total returns are calculated based on the following formulas:

          Average annual total returns (before taxes):

               P (1 + T) (TO THE POWER OF n) = ERV

          Average annual total returns (after taxes on distributions):

               P (1 + T) (TO THE POWER OF n) = ATV SUB (D)

          Average annual total returns (after taxes on distributions and sale of Fund shares):

               P (1 + T) (TO THE POWER OF n) = ATV SUB (DR)

               Where: P         =   a hypothetical initial payment of $1,000.

                      T         =    average annual total return (before taxes,
                                     after taxes on distributions, or after
                                     taxes on distributions and sale of Fund
                                     shares, as applicable).

                      n         =    number of years

                      ERV       =    ending redeemable value of a hypothetical
                                     $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion).

                      ATV SUB (D)=   ending value of a hypothetical $1,000
                                     payment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions but not after taxes on redemption.

                      ATV SUB (DR)=  ending value of a hypothetical $1,000
                                     payment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions and redemption.

                          AVERAGE ANNUAL TOTAL RETURNS
                             AS OF THE FISCAL PERIOD
                                 ENDED 12/31/03*


                                                                     FROM INCEPTION
                                                                       (2/28/03)
                                                                        THROUGH
                                                                       12/31/03*
                                                                    --------------
MULTI-MANAGER SMALL CAP GROWTH FUND
  Shares--before taxes                                                  47.78%
  Shares--after taxes on distributions                                  45.63%
  Shares--after taxes on distributions and sale of fund shares          31.05%

MULTI-MANAGER SMALL CAP VALUE FUND
  Shares--before taxes                                                  58.01%
  Shares--after taxes on distributions                                  57.01%
  Shares--after taxes on distributions and sale of fund shares          37.84%

     * Fund has less than 1 year of history.

     The tax rate used for calculating after-tax performance is the maximum (marginal) rate of 35%.

     A Fund's performance will vary from time to time depending upon market conditions, the composition of the Fund and its operating expenses. Consequently, any given performance quotation should not be considered representative of a Fund's performance for any specified period in the future. In addition, because performance will fluctuate, it may not provide a basis for comparing an investment in a Fund with certain bank deposits or other investments that pay a fixed yield or return for a stated period of time.

     The performance quoted reflects fee waivers that subsidize and reduce the total operating expenses of the Funds. Returns on the Funds would have been lower if there were no such waivers. With respect to the Funds, JPMorgan Chase Bank and/or other service providers waive certain fees and/or reimburse expenses. Each Fund's Prospectus discloses the extent of any agreements to waive fees and/or reimburse expenses.

                      PURCHASES, REDEMPTIONS AND EXCHANGES

     The Funds have established certain procedures and restrictions, subject to change from time to time, for purchase, redemption, and exchange orders, including procedures for accepting telephone instructions and effecting automatic investments and redemptions. If an investor's account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), the Funds reserve the right to request that the investor buy more shares or to close the investor's account. If an investor's account balance is still below the minimum 60 days after notification, the Funds reserve the right to close out such account and send the proceeds to the address of record. The JPMorgan Funds Service Center may defer acting on a shareholder's instructions until it has received them in proper form and in accordance with the requirements described in the Prospectus. In addition, the privileges described in the Prospectuses are not available until a completed and signed account application has been received by the JPMorgan Funds Service Center. Telephone transaction privileges are made available to shareholders automatically upon opening an account unless the privilege is declined in Section 6 of the Account Application. The Telephone Exchange Privilege is not available if an investor was issued certificates for shares that remain outstanding.

     Upon receipt of any instructions or inquiries by telephone from a shareholder or, if held in a joint account, from either party, or from any person claiming to be the shareholder, and confirmation that the account registration and address given by such person match those on record, a Fund or its agent is authorized, without notifying the shareholder or joint account parties, to carry out the instructions or to respond to the inquiries, consistent with the service options chosen by the shareholder or joint shareholders in his or their latest account application or other written request for services, including purchasing, exchanging or redeeming shares of a Fund and depositing and withdrawing monies from the bank account specified in the Bank Account Registration section of the shareholder's latest account application or as otherwise properly specified to such Fund in writing.

     The Fund may, at its own option, accept securities in payment for shares. The securities delivered in such a transaction are valued by the method described in "Net Asset Value" as of the day a Fund receives the securities. This is a taxable transaction to the shareholder. Securities may be accepted in payment for shares only if they are, in the judgment of the Adviser, appropriate investments for the Fund. In addition, securities accepted in payment for shares must: (i) meet the investment objective and policies of the Fund; (ii) be acquired by the Fund for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Fund reserves the right to accept or reject at its own option any and all securities offered in payment for its shares.

     Subject to compliance with applicable regulations, each Fund has reserved the right to pay the redemption price of its shares, either totally or partially, by a distribution in kind of readily marketable portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the shares being sold. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash.

     The Trust, on behalf of each Fund, reserves the right to suspend the right of redemption and to postpone the date of payment upon redemption as follows:
(i) for up to seven days, (ii) during periods when the New York Stock Exchange is closed for other than weekends and holidays or when trading thereon is restricted as determined by the SEC by rule or regulation, (iii) during periods in which an emergency, as determined by the SEC, exists that causes disposal by a Fund of, or evaluation of the net asset value of, its portfolio securities to be unreasonable or impracticable, or (iv) for such other periods as the SEC may permit.

     Each investor in a Fund may add to or reduce its investment in the Fund on each day that the New York Stock Exchange is open for business. Once each such day, based upon prices determined as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time; however, options are priced at 4:15 p.m., Eastern Standard Time) the value of each investor's interest in a Fund will be determined by multiplying the NAV of such Fund by the percentage representing that investor's share of the aggregate beneficial interests in such Fund. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Fund as of such time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Fund effected on such day and (ii) the denominator of which is the aggregate NAV of the Fund as of such time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Fund. The percentage so determined will then be applied to determine the value of the investor's interest in the Fund as of such time on the following day the New York Stock Exchange is open for trading.

     A Fund may require signature guarantees for changes that shareholders request be made in Fund records with respect to their accounts, including but not limited to changes in bank accounts, any written requests for additional account services made after a shareholder has submitted an initial account application to the Funds, and in certain other circumstances described in the Prospectus. A Fund may also refuse to accept or carry out any transaction that does not satisfy any restrictions then in effect. A signature guarantee may be obtained from a bank, trust company, broker-dealer or other member of a national securities exchange. Please note that a notary public cannot provide a signature guarantee.

     The Funds reserve the right to change any of these policies at any time and may reject any request to purchase shares at a reduced sales charge. Investors may incur a fee if they effect transactions through a broker or agent.

                           DIVIDENDS AND DISTRIBUTIONS

     Each Fund declares and pays dividends and distributions as described under "How Your Account Works--Distributions and Taxes" in the Prospectus.

     Dividends and capital gains distributions paid by a Fund are reinvested in additional shares of the Fund unless the shareholder has elected to have them paid in cash. Dividends and distributions to be paid in cash are credited to the shareholder's Fund account at JPMorgan or account with his financial professional or, in the case of certain JPMorgan customers, are mailed by check in accordance with his instructions. The Fund reserves the right to discontinue, alter or limit the automatic reinvestment privilege at any time.

     If a shareholder has elected to receive dividends and/or capital gain distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, such shareholder's distribution option will automatically be converted to having all dividend and other distributions reinvested in additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

                                 NET ASSET VALUE

     Each of the Funds computes its net asset value once daily Monday through Friday at the time stated in the Prospectus. The net asset value will not be computed on the days the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Funds may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Funds' business days.

     The net asset value of each Fund is equal to the Fund's investments less the Fund's liabilities. The following is a discussion of the procedures used by the Funds in valuing their assets.

     The value of investments listed on a U.S. or Canadian securities exchange, or the National Association of Securities Dealers Automated Quotations ("NASDAQ"), is based on the last sale price on the exchange on which the security is principally traded (the "primary exchange"). If there has been no sale on the primary exchange on the valuation date, and the spread between bid and asked quotations on the primary exchange is less than or equal to 10% of the bid price for the security, the security shall be valued at the average of the closing bid and asked quotations on the primary exchange. Under all other circumstances (e.g., there is no last sale on the primary exchange, there are no bid and asked quotations on the primary exchange, or the spread between bid and asked quotations is greater than 10% of the bid price), the value of the security shall be the last sale price on the primary exchange up to five days prior to the valuation date unless, in the judgment of the Adviser, material events or conditions since such last sale necessitate fair valuation of the security. The value of National Market System equity securities quoted by The Nasdaq Stock Market, Inc. shall generally be the Nasdaq Official Closing Price. With respect to securities otherwise traded in the over-the-counter market, the value shall be equal to the quoted bid price. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security.

     Options on stock indices traded on national securities exchanges are valued at their last sales price as of the close of options trading on such exchanges which is currently 4:10 p.m., New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges, which is currently 4:15 p.m., New York time. Options and futures traded on foreign exchanges are valued at the last sale price available prior to the calculation of the Fund's net asset value.

     Trading in securities on most foreign markets is normally completed before the close of trading in U.S. markets and may also take place on days on which the U.S. markets are closed. The Funds have implemented fair value pricing on a daily basis for all non-U.S. and non-Canadian equity securities held by the Fund. The fair value pricing utilizes the quotations of an independent pricing service unless the Adviser determines that use of another fair valuation methodology is appropriate. For purposes of calculating net asset value all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing currency exchange rate on the valuation date.

     Fixed-income securities with a maturity of 60 days or more are generally valued using bid quotations generally readily available from and supplied daily by third party pricing services or brokers of comparable securities. If such prices are not supplied by the Fund's independent pricing services, such securities are priced in accordance with fair value procedures adopted by the Board of Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality,coupon, maturity, and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by a Fund was more than 60 days, unless this is determined not to represent fair value by the Trustees.


     Listed options on debt securities traded on U.S. option exchanges shall be valued at their closing price on such exchanges. Futures on debt securities and related options traded on commodities exchanges shall be valued at their closing price as of the close of such commodities exchanges, which is currently

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4:15 p.m., New York time. Options and futures traded on foreign exchanges shall be valued at the last sale or close price available prior to the calculation of the Funds' net asset value. Non-listed OTC options and swaps shall be valued at the closing price provided by a counterparty or third-party broker.


     Securities or other assets for which market quotations are not readily available (including certain illiquid securities) are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Board of Trustees.

                          DISTRIBUTIONS AND TAX MATTERS

     The following is a summary of certain tax considerations generally affecting each Fund and its shareholders. This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisor concerning the consequences of investing in the Funds in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

     Each Fund generally will be treated as a separate corporation for federal income tax purposes, and thus the provisions of the Code generally will be applied to each Fund separately. Net long-term and short-term capital gains, net income and operating expenses therefore will be determined separately for each Fund.

                 QUALIFICATION AS A REGULATED INVESTMENT COMPANY

     Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Code and intends to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. As a regulated investment company, each Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of the sum of its net investment income for the year (the "Distribution Requirement"), and satisfies certain other requirements of the Code that are described below.

     In addition to satisfying the Distribution Requirement, each Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to loans of stock and securities, gains from the sale or disposition of stock, securities or foreign currencies and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies.

     Each Fund must also satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of a Fund's taxable year, (1) 50% or more of the value of the Fund's assets must be represented by cash, United States government securities, securities of other regulated investment companies, and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's assets and 10% of the outstanding voting securities of such issuer and (2) not more than 25% of the value of the Fund's assets may be invested in securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies), or of two or more issuers which the Fund controls and which are engaged in the same, similar or related trades or businesses.

     If for any year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income, as discussed below, and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

                  EXCISE TAX ON REGULATED INVESTMENT COMPANIES

     A 4% non-deductible excise tax is imposed on a regulated investment company to the extent that it distributes income in such a way that it is taxable to shareholders in a calendar year other than the calendar year in which the Fund earned the income. Specifically, the excise tax will be imposed if a Fund fails to distribute in each calendar year an amount equal to 98% of qualified dividend income and ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ending on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed otherwise retained amounts if it is subject to income tax on those amounts for any taxable year ending in such calendar year.

     Each Fund intends to make sufficient distributions or deemed distributions of its qualified dividend income, ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for this excise tax. However, investors should note that a Fund may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                                FUND INVESTMENTS

     Each Fund may make investments or engage in transactions that affect the character, amount and timing of gains or losses realized by the Fund. Each Fund may make investments that produce income that is not matched by a corresponding cash receipt by the Fund. Any such income would be treated as income earned by the Fund and therefore would be subject to the distribution requirements of the Code. Such investments may require a Fund to borrow money or dispose of other securities in order to comply with those requirements. Each Fund may also make investments that prevent or defer the recognition of losses or the deduction of expenses. These investments may likewise require a Fund to borrow money or dispose of other securities in order to comply with the distribution requirements of the Code. Additionally, each Fund may make investments that result in the recognition of ordinary income rather than capital gain, or that prevent the Fund from accruing a long-term holding period. These investments may prevent a Fund from making capital gain distributions as described below. Each Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it makes any such investments in order to mitigate the effect of these rules.

     Each Fund invests in equity securities of foreign issuers. If a Fund purchases shares in certain foreign corporations (referred to as passive foreign investment companies ("PFICs") under the Code), the Fund may be subject to federal income tax on a portion of any "excess distribution" from such foreign corporation, including any gain from the disposition of such shares, even if such income is distributed by the Fund to its shareholders. In addition, certain interest charges may be imposed on a Fund as a result of such distributions. If a Fund were to invest in an eligible PFIC and elected to treat the PFIC as a qualified electing fund (a "QEF"), in lieu of the foregoing requirements, the Fund would be required to include each year in its income and distribute to shareholders in accordance with the distribution requirements of the Code, a pro rata portion of the QEF's ordinary earnings and net capital gain, whether or not distributed by the QEF to the Fund. Alternatively, each Fund generally will be permitted to "mark to market" any shares it holds in a PFIC. If a Fund made such an election, the Fund would be required to include in income each year and distribute to shareholders in accordance with the distribution requirements of the Code, an amount equal to the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the adjusted basis of such stock at that time. A Fund would be allowed a deduction for the excess, if any, of the adjusted basis of the PFIC stock over its fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the stock included by the Fund for prior taxable years. Each Fund will make appropriate basis adjustments in the PFIC stock to take into account the mark-to-market amounts.

     Notwithstanding any election made by a Fund, dividends attributable to distributions from a foreign corporation will not be eligible for the special tax rates applicable to qualified dividend income if the foreign corporation #is a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

                               FUND DISTRIBUTIONS

     Each Fund anticipates distributing substantially all of its net investment income for each taxable year. Dividends of net investment income paid to a noncorporate U.S. shareholder before January 1, 2009 that are designated as qualified dividend income will generally be taxable to such shareholder at a maximum rate of 15%. However, the amount of dividend income that may be so designated by a Fund will generally be limited to the aggregate of the eligible dividends received by the Fund. In addition, a Fund must meet certain holding period requirements with respect to the shares on which the Fund received the eligible dividends, and the noncorporate U.S. shareholder must meet certain holding period requirements with respect to the Fund shares. Dividends of net investment income that are not designated as qualified dividend income and dividends of net short-term capital gains will be taxable to shareholders at ordinary income rates. Dividends paid by a Fund with respect to a taxable year will qualify for the 70% dividends received deduction generally available to corporations to the extent of the amount of dividends received by the Fund from certain domestic corporations for the taxable year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year, including the portion of dividends paid that qualify for the reduced tax rate.

     Ordinarily, shareholders are required to take taxable distributions by a Fund into account in the year in which the distributions are made. However, for federal income tax purposes, dividends that are declared by a Fund in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends will generally be taxable to a shareholder in the year declared rather than the year paid.

     Each Fund may either retain or distribute to shareholders its net capital gain for each taxable year. Each Fund currently intends to distribute any such amounts. If net capital gain is distributed and designated as a "capital gain dividend", it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired its shares. Capital gain of a noncorporate U.S. shareholder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the property is held by the Fund for more than one year. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.

     Conversely, if a Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. In such a case, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

     Distributions by a Fund that do not constitute qualified dividend income, ordinary income dividends or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares; any excess will be treated as gain from the sale of its shares, as discussed below.

     Distributions by each Fund will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, prospective investors in a Fund should be aware that distributions from the Fund will, all other things being equal, have the effect of reducing the net asset value of the Fund's shares by the amount of the distribution. If the net asset value is reduced below a shareholder's cost, the distribution will nonetheless be taxable as described above, even if the distribution effectively represents a return of invested capital. Investors should consider the tax implications of buying shares just prior to a distribution, when the price of shares may reflect the amount of the forthcoming distribution.

                          SALE OR REDEMPTION OF SHARES

     A shareholder will recognize gain or loss on the sale or redemption of shares in a Fund in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder acquires other shares of the Fund within a period of 61 days beginning 30 days before such disposition, such as pursuant to reinvestment of a dividend in shares of the Fund. Additionally, if a shareholder disposes of shares of a Fund within 90 days following their acquisition, and the shareholder subsequently re-acquires Fund shares pursuant to a reinvestment right received upon the purchase of the original shares, any load charge (i.e., sales or additional charge) incurred upon the acquisition of the original shares will not be taken into account as part of the shareholder's basis for computing profit or loss upon the sale of the shares.

     In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Fund will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on (or undistributed capital gains credited with respect to) such shares. Capital gain of a noncorporate U.S. shareholder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the property is held by the shareholder for more than one year. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.

                               BACKUP WITHHOLDING

     Each Fund will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of qualified dividend income, ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other "exempt recipient". Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder's federal income tax liability, provided the appropriate information is furnished to the IRS.

                              FOREIGN SHAREHOLDERS

     Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from a Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder. If the income from a Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, dividends paid to such foreign shareholder from net investment income will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) on the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax, including withholding tax, on gains realized on the sale of shares of the Fund, capital gain dividends and amounts retained by the Fund that are designated as undistributed capital gains. If the income from a Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens or domestic corporations.

     In the case of foreign non-corporate shareholders, a Fund may be required to backup withhold U.S. federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

     The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of a Fund by an individual foreign shareholder will not be subject to U.S. federal gift tax, but the value of shares of a Fund held by such a shareholder at his death will generally be includible in his gross estate for U.S. federal estate tax purposes, subject to any applicable estate tax treaty.

                                  FOREIGN TAXES

     Each Fund may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gain) received from sources within foreign countries. So long as more than 50% #by value of the total assets of a Fund at the close of the taxable year consists of stock or securities of foreign issuers, the Fund may elect to treat any foreign income taxes paid by it as paid directly by its shareholders.

     If a Fund makes the election, each shareholder will be required to (i) include in gross income, even though not actually received, its pro rata share of the Fund's foreign income taxes, and (ii) either deduct (in calculating U.S. taxable income) or credit (in calculating U.S. federal income tax) its pro rata share of the Fund's income taxes. A foreign tax credit may not exceed the U.S. federal income tax otherwise payable with respect to the foreign source income. For this purpose, each shareholder must treat as foreign source gross income (i) its proportionate share of foreign taxes paid by the Fund and (ii) the portion of any actual dividend paid by the Fund which represents income derived from foreign sources; the gain from the sale of securities will generally be treated as U.S. source income and certain foreign currency gains and losses likewise will be treated as derived from U.S. sources. This foreign tax credit limitation is, with certain exceptions, applied separately to separate categories of income; dividends from a Fund will be treated as "passive" or "financial services" income for this purpose. The effect of this limitation may be to prevent shareholders from claiming as a credit the full amount of their pro rata share of a Fund's foreign income taxes. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals, and shareholders will not be eligible to claim a foreign tax credit with respect to foreign income taxes paid by a Fund unless certain holding period requirements are met.

     Each Fund will make such an election only if it deems it to be in the best interest of its shareholders. A shareholder not subject to U.S. tax may prefer that this election not be made. Each Fund will notify shareholders in writing each year if it makes the election and of the amount of foreign income taxes, if any, to be passed through to the shareholders and the amount of foreign taxes, if any, for which shareholders of the Fund will not be eligible to claim a foreign tax credit because the holding period requirements (described above) have not been satisfied.

                           STATE AND LOCAL TAX MATTERS

     Depending on the residence of the shareholders for tax purposes, distributions may also be subject to state and local taxes. Rules of state and local taxation regarding qualified dividend income, ordinary income dividends and capital gain dividends from regulated investment companies may differ from the U.S. federal income tax rules in other respects. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in a Fund.

                          EFFECT OF FUTURE LEGISLATION

     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the Treasury Regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     Except as otherwise described herein, specific decisions to purchase or sell securities for a Fund are made by a portfolio manager who is either an employee of the Adviser or a Subadviser and who is appointed and supervised by senior officers of the Adviser or applicable Subadviser; provided, however, that investment decisions for UBS Global AM's portion of the JPMorgan Multi-Manager Small Cap Growth Fund are made by investment management teams at UBS Global AM and no member of the investment management team is primarily responsible for making recommendations. Changes in the Funds' investments are reviewed by the Board of Trustees. The Funds' portfolio managers may serve other clients of the Adviser or a Subadviser in a similar capacity. Money market instruments are generally purchased in principal transactions.

     The frequency of a Fund's portfolio transactions "the portfolio turnover rate" will vary from year to year depending upon market conditions. Because a high turnover rate may increase transaction costs and the possibility of taxable short-term gains, the Adviser will weigh the added costs of short-term investment against anticipated gains. Each Fund will engage in portfolio trading if its advisers believe a transaction, net of costs (including custodian charges), will help it achieve its investment objective.

     The Adviser and each respective Subadviser, is authorized to select brokers and dealers to effect securities transactions for the applicable Fund. The Adviser, or a Subadviser, as the case may be, will seek to obtain the most favorable net results by taking into account various factors, including price, commission, if any, size of the transactions and difficulty of execution, breadth of the market in the security, and the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. While the Adviser or Subadviser will generally seek reasonably competitive spreads or commissions, a Fund will not necessarily be paying the lowest spread or commission available. The Adviser or Subadviser will seek to select brokers or dealers that offer a Fund the best price and most favorable execution or other services which are of benefit to the Fund.

     The Adviser or respective Subadviser may, consistent with the interests of the applicable Fund, select brokers on the basis of the research services they provide to the Adviser or Subadviser. Such services may include analyses of the business or prospects of a company, industry or economic sector, or statistical and pricing services. Information so received by the Adviser or Subadviser will be in addition to, and not in lieu of, the services required to be performed by the Adviser or Subadviser under the Advisory Agreement, or Subadvisory Agreement, respectively. If in the judgment of the Adviser or Subadviser, the applicable Fund or other accounts managed by the Adviser or Subadviser will be benefited by supplemental research services, the Adviser or Subadviser is authorized to cause the applicable Fund to pay brokerage commissions to a broker furnishing such services which are in excess of commissions which another broker may have charged for effecting the same transaction. These research services include advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing of analyses and reports concerning issuers, securities or industries; providing information on economic factors and trends; assisting in determining portfolio strategy; providing computer software used in security analyses; and providing portfolio performance evaluation and technical market analyses. The expenses of the Adviser or a Subadviser will not necessarily be reduced as a result of the receipt of such supplemental information, such services may not be used exclusively, or at all, with respect to a Fund or account generating the brokerage, and there can be no guarantee that the Adviser or Subadviser will find all of such services of value in advising that Fund.

     It is expected that the Funds will execute brokerage or other agency transactions through the Adviser, a Subadviser or their affiliates, (each an "affiliated broker") which is a registered broker-dealer, for a commission in conformity with the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and rules promulgated by the SEC. Under these provisions, an affiliated broker is permitted to receive and retain compensation for effecting portfolio transactions for a Fund on an exchange; provided, however, if the affiliated broker is the Adviser, a written contract must be in effect between the Trust and the affiliated broker expressly permitting the affiliated broker to receive and retain such compensation. These rules further require that commissions paid to the affiliated broker by a Fund for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." The Trustees, including those who are not "interested persons" (as defined in the 1940 Act) of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the affiliated brokers and will review these procedures periodically.

     Because neither Fund will market its shares through intermediary brokers or dealers, it will not be the Funds' practice to allocate brokerage or principal business on the basis of sales of its shares which may be made through such firms. However, the Adviser or a Subadviser may place portfolio orders with qualified broker-dealers who recommend a Fund's shares to clients, and may, when a number of brokers and dealers can provide best net results on a particular transaction, consider such recommendations by a broker or dealer in selecting among broker-dealers.

     Under the Advisory Agreement, or a Subadvisory Agreement, as the case may be, and as permitted by Section 28(e) of the 1934 Act, the Adviser or the respective Subadviser may cause the applicable Fund to pay a broker-dealer which provides brokerage and research services to the Adviser or the respective Subadviser, the applicable Fund and/or other accounts for which the Adviser or Subadviser exercises investment discretion an amount of commission for effecting a securities transaction for a Fund in excess of the amount other broker-dealers would have charged for the transaction if the Adviser or Subadviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Adviser's or Subadviser's overall responsibilities to accounts over which it exercises investment discretion. Not all of such services are useful or of value in advising the Funds. The Adviser will report to the Board of Trustees regarding overall commissions paid by the Funds and their reasonableness in relation to the benefits to the Funds. The term "brokerage and research services" includes: (i) advice as to the value of securities; (ii) the advisability of investing in, purchasing or selling securities; (iii) the availability of securities or of purchasers or sellers of securities; (iv) furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and (v) effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

     Brokerage and research services received from such broker-dealers will be in addition to, and not in lieu of, the services required to be performed by the Adviser under the Advisory Agreement or by a Subadviser under a Subadvisory Agreement. The advisory fees that the Funds pay to the Adviser (or the subadvisory fees that the Adviser pays to a Subadviser) will not be reduced as a consequence of the Adviser's or a Subadviser's receipt of brokerage and research services. To the extent the Funds' portfolio transactions are used to obtain such services, the brokerage commissions paid by the Funds will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to the Adviser or a Subadviser in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Adviser or a Subadviser in carrying out its obligations to the Funds. While such services are not expected to reduce the expenses of the Adviser or a Subadviser, the Adviser or a Subadviser would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff.

     For the fiscal year ended December 31, 2003, the Funds paid the following in commissions to brokers and dealers who provided research services.


                                       TOTAL RESEARCH      PERCENTAGE OF TOTAL
FUND                                    COMMISSIONS            COMMISSIONS
----                                   --------------      -------------------
Multi-Manager Small Cap Value Fund       $35,105.99               7.26%
Multi-Manager Small Cap Growth Fund      $82,585.45               7.55%

     The Adviser and the Subadvisers serve as investment adviser to other clients and investment vehicles which may invest in securities of the same issuers as those in which the Funds invest. The Adviser or a Subadviser also may invest for its own account and for the accounts of its affiliates. Certain of the Adviser's or a Subadviser's activities may cause it to come into possession of material, nonpublic information ("inside information") about an issuer. When the Adviser or a Subadviser is in possession of inside information about an issuer, the Adviser or Subadviser may be unable to cause the Funds to purchase or sell securities of that issuer until the information is released to the public or is no longer material. As a result, the Funds may be unable to purchase certain suitable securities, or sell certain securities that it already owns, at the most opportune time. In particular, a Fund's inability to sell a security that it already owns may require the Fund to treat the security as an illiquid security and may have a negative effect on the Fund's valuation of the security. Should the Fund already own a significant amount of illiquid securities, it could be forced to sell other illiquid securities at inopportune times and at prices below what could theoretically be realized in order to comply with the Fund's 15% limit on holding illiquid securities.

     Each Fund expects to purchase securities from underwriting syndicates of which certain affiliates of J.P. Morgan Chase act as a member or manager. Such purchases will be effected in accordance with the conditions set forth in Rule 10f-3 under the 1940 Act and related procedures adopted by the Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund. Among the conditions are that the issuer of any purchased securities will have been in operation for at least three years, that not more than 25% of the underwriting will be purchased by the Fund and any other investment company having the same investment adviser, and that no shares will be purchased from the distributor or any of its affiliates.

     The Funds paid the following brokerage commissions for the indicated fiscal periods (amounts in thousands):


                                                                     FISCAL YEAR*
                                                                    ENDED 12/31/03
                                                                    --------------
MULTI-MANAGER SMALL CAP GROWTH FUND
Total Brokerage Commissions                                              $  822
Brokerage Commissions from Affiliated Broker Dealers                     $   13

MULTI-MANAGER SMALL CAP VALUE FUND
Total Brokerage Commissions                                              $  455
Brokerage Commissions from Affiliated Broker Dealers                     $    3


     * The Multi-Manager Funds commenced operations on 2/28/03

                               MASSACHUSETTS TRUST

     The Trust is organized as a "Massachusetts business trust" of which each Fund is a separate and distinct series. Copies of the Declaration of Trust for the Trust are on file in the Office of the Secretary of The Commonwealth of Massachusetts and the Office of the Clerk of the City of Boston. The Declaration of Trust and the By-Laws of the Trust are designed to make the Trust similar in most respects to a Massachusetts business corporation. The principal distinction between the two forms concerns shareholder liability as described below.

     Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust which is not the case for a corporation. However, the Trust's Declaration of Trust provides that the shareholders shall not be subject to any personal liability for the acts or obligations of any Fund and that every written agreement, obligation, instrument or undertaking made on behalf of any Fund shall contain a provision to the effect that the shareholders are not personally liable thereunder.

     No personal liability will attach to the shareholders under any undertaking containing such provision when adequate notice of such provision is given,except possibly in a few jurisdictions. With respect to all types of claims in the latter jurisdictions, (i) tort claims, (ii) contract claims where the provision referred to is omitted from the undertaking, (iii) claims for taxes,and (iv) certain statutory liabilities in other jurisdictions, a shareholder may be held personally liable to the extent that claims are not satisfied by the Funds. However, upon payment of such liability, the shareholder will be entitled to reimbursement from the general assets of the Funds. The Trustees intend to conduct the operations of the Trust in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Funds.

     The Trust's Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

     The Trust shall continue without limitation of time subject to the provisions in the Declaration of Trust concerning termination by action of the shareholders or by action of the Trustees upon notice to the shareholders. Each Fund may be terminated by action of the shareholders or by action of the Trustees upon notice to the shareholders.

                              DESCRIPTION OF SHARES

     The Trust is an open-end management investment company organized as a Massachusetts business trust. Each Fund represents a separate series of shares of beneficial interest. The Trust is currently comprised of two series. See "Massachusetts Trust."

     The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares ($0.001 par value) of one or more series and classes within any series and to divide or combine the shares (of any series, if applicable) without changing the proportionate beneficial interest of each shareholder in a Fund (or in the assets of other series, if applicable). Upon liquidation of a Fund, holders are entitled to share pro rata in the net assets of a Fund available for distribution to such shareholders. See "Massachusetts Trust." The rights of redemption and exchange are described in the Prospectus and elsewhere in this Statement of Additional Information.

     The shareholders of each Fund are entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount), on matters on which shares of a Fund shall be entitled to vote. Subject to the 1940 Act, the Trustees themselves have the power to alter the number and the terms of office of the Trustees, to lengthen their own terms, or to make their terms of unlimited duration subject to certain removal procedures, and appoint their own successors, provided, however, that immediately after such appointment the requisite majority of the Trustees have been elected by the shareholders of the Trust. The voting rights of shareholders are not cumulative so that holders of more than 50% of the shares voting can, if they choose, elect all Trustees being selected while the shareholders of the remaining shares would be unable to elect any Trustees. It is the intention of the Trust not to hold meetings of shareholders annually. The Trustees may call meetings of shareholders for action by shareholder vote as may be required by either the 1940 Act or the Trust's Declaration of Trust.

     Each share of a series or class represents an equal proportionate interest in that series or class with each other share of that series or class. The shares of each series or class participate equally in the earnings, dividends and assets of the particular series or class. Expenses of the Trust which are not attributable to a specific series or class are allocated among all the series in a manner believed by management of the Trust to be fair and equitable. Shares have no pre-emptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. Shares of each series or class generally vote together, except when required under federal securities laws to vote separately on matters that may affect a particular class, such as the approval of distribution plans for a particular class.

     Shareholders of a Fund have the right, upon the declaration in writing or vote of more than two thirds of its outstanding shares, to remove a Trustee. The Trustees will call a meeting of shareholders to vote on removal of a Trustee upon the written request of the record holders of 10% of a Fund's shares. The Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. After opportunity for hearing upon the objections specified in the written statements filed, the SEC may, and if demanded by the Trustees or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

     The Trustees have authorized the issuance and sale to the public of two series of the Trust. The Trustees may, however, authorize the issuance of shares of additional series and the creation of classes of shares within any series with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine. The proceeds from the issuance of any additional series would be invested in separate, independently managed Funds with distinct investment objectives, policies and restrictions, and share purchase, redemption and net asset valuation procedures. Any additional classes would be used to distinguish among the rights of different categories of shareholders, as might be required by future regulations or other unforeseen circumstances. All consideration received by the Funds for shares of any additional series or class, and all assets in which such consideration is invested, would belong to that series or class, subject only to the rights of creditors of the Funds and would be subject to the liabilities related thereto. Shareholders of any additional series or class will approve the adoption of any management contract or distribution plan relating to such series or class and of any changes in the investment policies related thereto, to the extent required by the 1940 Act.

     For information relating to mandatory redemption of Fund shares or their redemption at the option of the Trust under certain circumstances, see "Purchases, Redemptions and Exchanges".

                             ADDITIONAL INFORMATION

     As used in this Statement of Additional Information and the Prospectus, the term "majority of the outstanding voting securities" means the vote of (i) 67% or more of a Fund's shares or the Fund's outstanding voting securities present at a meeting, if the holders of more than 50% of the Fund's outstanding shares or the Fund's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares or the Fund's outstanding voting securities, whichever is less.

     Telephone calls to the Funds, JPMorgan Chase Bank or a financial professional as shareholder-servicing agent may be tape-recorded. With respect to the securities offered hereby, this Statement of Additional Information and the Prospectus do not contain all the information included in the Trusts' Registration Statement filed with the SEC under the 1933 Act and the 1940 Act. Pursuant to the rules and regulations of the SEC, certain portions have been omitted. The Registration Statements including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

     Statements contained in this Statement of Additional Information and the Prospectus concerning the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the applicable Registration Statements. Each such statement is qualified in all respects by such reference.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in the Prospectus and this Statement of Additional Information, in connection with the offer contained therein and, if given or made, such other information or representations must not be relied upon as having been authorized by the Trust, the Funds or the Distributor. The Prospectus and this Statement of Additional Information do not constitute an offer by any Fund or by the Distributor to sell or solicit any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Fund or the Distributor to make such offer in such jurisdictions.

     PRINCIPAL HOLDERS. As of March 31, 2004, the following persons owned of record, or were known by the Trust to own beneficially, 5% or more of the outstanding shares of the Funds:


FUND                                               NAME AND ADDRESS OF SHAREHOLDER            PERCENTAGE HELD
---------------                                    -------------------------------            ---------------
MULTI-MANAGER SMALL CAP GROWTH FUND                BALSA & CO                                  6.723%
                                                   JPMORGAN CHASE
                                                   ATTN MUTUAL FUNDS SECTION
                                                   14221 DALLAS PARKWAY
                                                   DALLAS TX 75254-2916

MULTI-MANAGER SMALL CAP VALUE FUND                 BALSA & CO                                  6.656%
                                                   JPMORGAN CHASE
                                                   ATTN MUTUAL FUNDS SECTION
                                                   14221 DALLAS PARKWAY
                                                   DALLAS TX 75254-2916

                              FINANCIAL STATEMENTS

     The financial statements and the report thereon of PricewaterhouseCoopers LLP are incorporated herein by reference to the Funds' December 31, 2003 annual report filing made with the SEC on March 8, 2004 (Accession No.
0000912057-04-000304) pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder.

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